Exhibit 10.67

CONFIDENTIAL TREATMENT

MANUFACTURING LICENSE AGREEMENT

This Manufacturing License Agreement is entered into as of March 18, 2005 (“Effective Date”) by Occam Networks, Inc., a Delaware corporation with a principal place of business at 77 Robin Hill Road, Santa Barbara, California 93117 (“Occam”), and Tellabs Petaluma, Inc., a Delaware corporation with a principal place of business at 1465 North McDowell Boulevard, Petaluma, California 94954 (“Tellabs”), on behalf of itself and its parent, subsidiaries, and affiliates such that each entity will be jointly and severally liable for the obligations of the other entities.

Recitals

A. The parties are entering into a strategic alliance that involves the licensing of technology, manufacture and supply of products, and a financial investment in Occam by Tellabs. The parties, or their affiliates, previously entered into a Mutual Confidentiality Agreement dated July 27, 2004 and are simultaneously entering into a Supply Agreement, a Technology License Agreement, a First Restated and Amended Mutual Confidentiality Agreement, a Series A-2 Preferred Stock Purchase Agreement, and a Fourth Amended and Restated Investors’ Rights Agreement (collectively, the “Ancillary Agreements”), as well as this Agreement, to implement the strategic alliance.

B. This Agreement sets forth the terms by which Occam will license Tellabs to use certain Occam technology to manufacture, market, sell, distribute and support certain broadband loop carrier products.

The parties agree as follows:

Agreement

1. DEFINITIONS

1.1 “BLC Product” means an Occam broadband loop carrier product listed on Exhibit A.

1.2 “Category 1 Customers” means the companies listed in Exhibit D as Category 1 Customers.

1.3 “Category 2 Customers” means the companies listed in Exhibit D as Category 2 Customers.

1.4 “Claim” is defined in Section 12.1(a).

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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1.5 “Contract Manufacturer” means a third party that is authorized by Tellabs to manufacture BLC Products on behalf of and for the benefit of Tellabs.

1.6 “Cost” means the bona fide purchase price, established through arms-length negotiations, for a BLC Product paid by Tellabs to a Contract Manufacturer. If Tellabs directly manufactures a BLC Product without the use of a Contract Manufacturer, the parties will negotiate in good faith a method for calculating Cost that is similar to this method.

1.7 “Courseware” is defined in Section 5.3(a).

1.8 “Escrow Materials” means, with respect to the Product Technology, [list to be agreed upon after it is determined what is already being provided as part of the Technology Deliverables].

1.9 “Exclusive Customer” means a Category 1 Customer or Category 2 Customer.

1.10 “Exclusivity Period” means, separately for each Exclusive Customer, the period beginning on the Effective Date and ending: (a) three (3) years after the Effective Date for a Category 1 Customer; and (b) two (2) years after the Effective Date for a Category 2 Customer, each of which may be extended in accordance with Sections 3.5 and 3.7.

1.11 “FOA” mean first office application.

1.12 “Lab Trial Milestone” is achieved with respect to an Exclusive Customer if the Exclusive Customer’s lab issues a written report (a) stating that a BLC Product has undergone a successful lab trial and (b) authorizing the BLC Product for FOA.

1.13 “Lab Trial Period” means, separately for each Exclusive Customer, the period beginning on the Effective Date and ending: (a) two (2) years after the Effective Date for a Category 1 Customer; and (b) eighteen (18) months after the Effective Date for a Category 2 Customer, each of which may be extended in accordance with Section 3.6.

1.14 “Manufacturing Developments” means improvements to, modifications of, and derivative works of the Product Technology made by or for Tellabs that directly relate to the manufacture of BLC Products.

1.15 “Manufacturing Specifications” means the manufacturing specifications for a BLC Product, as provided to Tellabs by Occam.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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1.16 “Natural Successor Product” means a new model, extension, or a derivative of a current BLC Product that delivers services over fiber feeder and copper subscriber lines. Natural Success or Product does not include a product that provides features that are outside of the conventional definition of a Digital Loop Carrier, including, but not limited to, FTTP and Softswitch features.

1.17 “Occam Indemnified Parties” is defined in Section 12.3(a).

1.18 “Product Technology” means all Technology owned by Occam and provided by Occam to Tellabs during the term of this Agreement that is embodied in a BLC Product or that directly or indirectly relates to a BLC Product or to the manufacture, marketing, distribution, sale, or support of a BLC Product, including the original Technology Deliverables and updated Technology Deliverables provided by Occam.

1.19 “Purchase Commitment Milestone” is achieved with respect to an Exclusive Customer if, after achieving the Lab Trial Milestone with respect to a BLC Product, the Exclusive Customer (a) issues a written report stating that such BLC Product has achieved FOA and (b) enters into a definitive written agreement with Tellabs to purchase such BLC Product.

1.20 “Purchase Commitment Period” means, separately for each Exclusive Customer, the period beginning on the Effective Date and ending:

(a) for a Category 1 Customer, on the later of (i) three (3) years from the Effective Date and (ii) one (1) year from the achievement of the Lab Trial Milestone during the Lab Trial Period, each of which may be extended in accordance with Section 3.7; and

(b) for a Category 2 Customer, on the later of (i) two (2) years from the Effective Date and (ii) six (6) months from the achievement of the Lab Trial Milestone during the Lab Trial Period, each of which may be extended in accordance with Section 3.7.

1.21 “RBOC Customers” means the companies listed in Exhibit D as RBOC Customers.

1.22 A “Release Condition” will deemed to have occurred if Occam fails to correct or provide a work around for a design defect in a BLC Product in accordance with Section 11.2 within thirty (30) days of receiving written notice of the failure from Tellabs.

1.23 “Skills Training” is defined in Section 5.1(a).

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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1.24 “Supply Agreement” means the Supply Agreement entered into by the parties simultaneously with this Agreement.

1.25 “Technical Specifications” means the written technical and functional specifications for a BLC Product, as provided to Tellabs by Occam.

1.26 “Technology” means, regardless of form, any invention, discovery, work of authorship, or information, including articles of manufacture, machines, methods, processes, product designs, computer programs, drawings, documentation, databases, algorithms, formulas, know-how, and techniques.

1.27 “Technology Deliverables” means, for each BLC Product, as applicable, the Manufacturing Specifications, the Technical Specifications, and the Technology listed in Exhibit B, including updated versions of these items.

1.28 “Technology License Agreement” means the Technology License Agreement entered into by the parties simultaneously with this Agreement.

1.29 “Tellabs Brand” means a trademark that Tellabs or a successor-in-interest to Tellabs owns or otherwise makes proper usage thereof.

1.30 “Tellabs Developments” means improvements to, modifications of, and derivative works of the Product Technology made by or for Tellabs and Technology developed or derived by or for Tellabs as a result of its study of the performance, design, or operation of the Product Technology, but excluding Manufacturing Developments.

1.31 “Tellabs Indemnified Parties” is defined in Section 12.1(a).

1.32 “Tellabs Patent Right” means a patent right of any class or type issued by any jurisdiction (a) that relates to or arises out of any Product Technology, Manufacturing Developments, or Tellabs Developments and (b) that is owned or controlled by Tellabs or its parent, subsidiaries, or affiliates.

1.33 “Territory” means the geographic territory identified in Exhibit D as the Territory.

1.34 “Third Party Technology” means Technology identified as Third Party Technology in Exhibit B or in a written notice delivered by Occam to Tellabs before the Technology is delivered to Tellabs.

1.35 “Train-the-Trainer Instruction” is defined in Section 5.2(a).

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

2. MANUFACTURING LICENSE

2.1 Product Technology. Subject to the terms of this Agreement, Occam hereby grants to Tellabs a royalty-bearing (as set forth in Section 8), non-assignable (except as set forth in Section 16.3), non-transferable license under Occam’s intellectual property rights to:

(a) use (in accordance with the applicable Technical Specifications) the Product Technology during the term of this Agreement solely to manufacture BLC Products in full compliance with the applicable Manufacturing Specifications;

(b) subject to Section 2.3, market, distribute, and sell BLC Products appropriately manufactured by or on behalf of Tellabs solely to (i) Exclusive Customers during the applicable Exclusivity Period on an exclusive basis (as set forth in Section 3.1) under an Tellabs Brand at a price set by Tellabs solely for use within the Exclusive Customer’s telephone networks within the Territory; and (ii) Occam in accordance with the Supply Agreement; and

(c) use the Product Technology during the term of this Agreement and after the term of this Agreement in accordance with Section 15.3(a) to provide technical support to customers that purchase BLC Products during the term of this Agreement.

2.2 Third Party Technology. This Agreement, including the license in Section 2.1, does not grant Tellabs any rights with respect to any Third Party Technology, including Third Party Technology provided by Occam to Tellabs, whether as part of the Technology Deliverables or not. If requested by Tellabs, Occam will use reasonable efforts to assist Tellabs to identify and license, at Tellabs’ expense, relevant Third Party Technology.

2.3 Restrictions on the Sale of BLC Products. Tellabs may sell BLC Products to an Exclusive Customer solely for use within the Exclusive Customer’s own telephone networks within the Territory. Except as specifically set forth in this Agreement or other otherwise agreed to by the parties in writing, the Exclusive Customer may not purchase BLC Products from Tellabs for resell or transfer to (a) a third party; (b) a parent, subsidiary, or affiliate, except for wholly-owned subsidiaries or affiliates that operate Exclusive Customer’s telephone networks on behalf of and for the benefit of the Exclusive Customer; or (c) for deployment or use, directly or indirectly through another entity, outside of the Territory.

2.4 Sublicensing to Contract Manufacturers. Subject to the terms of this Agreement, Tellabs may sublicense its rights under Section 2.1(a) to a Contract Manufacturer for so long as it remains a Contract Manufacturer if (a) the Contract Manufacturer only exercises the rights

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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on behalf of and for the benefit of Tellabs; (b) the Contract Manufacturer is legally bound to use the Product Technology solely to manufacture BLC Products for Tellabs and to maintain and protect the secrecy of the Product Technology; (c) Tellabs guarantees the Contract Manufacturer’s compliance with the terms of this Agreement; and (d) Tellabs indemnifies Occam from all damages, costs, and expenses resulting from the Contract Manufacturer’s exercise of the sublicensed rights and the Contract Manufacturer’s failure to comply with the terms of this Agreement. Upon request, Tellabs will identify all Contract Manufacturers to whom Tellabs grants a sublicense.

2.5 New Product Inclusion. Occam shall inform Tellabs of all Natural Successor Products to be introduced after the Effective Date by Occam at the time agreed to during the party’s progress meetings (as required under Section 3.9), but no later than following beta availability of each Natural Successor Product. Tellabs will notify Occam if it wishes to add a Natural Successor Product to the list of BLC Products under this Agreement. Tellabs and Occam will then proceed to establish pricing for each Natural Successor Product added to the list of BLC Products. Upon agreement, the Natural Successor Product will be added to Exhibit A and be considered a BLC Product under this Agreement. The Product Technology relating to each Natural Successor Product added to the list of BLC Products will be provided by Occam to Tellabs in accordance with Section 4.1.

2.6 Tellabs Developments and Manufacturing Developments. Tellabs is not licensed to modify the Product Technology except to create Manufacturing Developments that are necessary or desirable for Tellabs to manufacture BLC Products. Accordingly, Occam will own all right, title, and interest (including intellectual property rights) in and to the Tellabs Developments (other than Manufacturing Developments) and Tellabs will own all right, title, and interest (including intellectual property rights) in and to the Manufacturing Developments. Tellabs will assign and does hereby assign to Occam all right, title, and interest (including intellectual property rights) in and to the Tellabs Developments, if any, which Tellabs will promptly disclose to Occam.

2.7 Tellabs Patent Rights. Tellabs hereby grants to Occam a perpetual, irrevocable, worldwide, non-exclusive, royalty-free, transferable, sublicenseable license under all Tellabs Patent Rights to do the following during and after the term of this Agreement:

(a) make, have made, use, sell, offer to sell, import, and distribute any product (i) within the scope of or covered by one or more claims of an Tellabs Patent Right; (ii) manufactured by process, method, or procedure within the scope of or covered by one or more claims of an Tellabs Patent Right; or (iii) used in a process, method, or procedure within the scope of or covered by one or more claims of an Tellabs Patent Right; and

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(b) practice any method, process, or procedure within the scope of or covered by one or more claims of a Tellabs Patent Right.

2.8 Reservation of Rights. The Product Technology is licensed, not sold, by Occam to Tellabs, and nothing in this Agreement will be interpreted or construed as a sale or purchase of the Product Technology. Tellabs will not have any rights in or to the Product Technology except as expressly granted in this Agreement. Occam reserves to itself all rights to the Product Technology not expressly granted to Tellabs in accordance with this Agreement. Occam will own all right, title, and interest (including intellectual property rights) in and to the Product Technology.

2.9 Escrow

(a) Tellabs and Occam shall enter into an escrow agreement substantially in the form of Exhibit G with the applicable escrow agent within ninety (90) days following the Effective Date. Tellabs shall bear the expense of such third party escrow arrangement.

(b) The Escrow Materials for each BLC Product shall initially be delivered to the escrow agent in accordance with the terms of the escrow agreement following the first shipment of the generally available release of each such BLC Product by Tellabs. Thereafter, Occam will make, in accordance with the terms of the Escrow Agreement, an annual deposit of updated Escrow Materials with respect to the BLC Products then being manufactured by Tellabs. In addition, if a Release Condition occurs, Occam will provide Tellabs with then-current versions of the Escrow Materials for each BLC Product.

(c) The Escrow Materials will be released by the escrow agent to Tellabs in accordance with the terms of the escrow agreement if the Release Condition occurs.

(d) Subject to the terms of this Agreement and the escrow agreement, Occam hereby grants to Tellabs a non-exclusive, royalty-free, non-assignable (except as set forth in Section 16.3), non-transferable, non-sublicenseable license to receive all Escrow Materials released to Tellabs in accordance with Section 2.9(c) and the terms of the Escrow Agreement and to use such Escrow Materials during the term of this Agreement solely to correct the design defects that are the subject of the Release Condition. Once Tellabs corrects the design defects, this license will expire and Tellabs must promptly destroy the Escrow Materials. Tellabs must not use the Escrow Materials for any other purpose. Tellabs must protect the Escrow Materials as Occam’s Confidential Information in accordance with Section 14. Occam must not disclose the Escrow Materials to a third party.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

2.10 Bankruptcy Protection. All licenses granted under this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. The parties agree that each party, as a licensee of the rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

3. EXCLUSIVITY AND RESTRICTIONS

3.1 Sale of BLC Products to Exclusive Customers. Except as set forth in Section 3.4, the license in Section 2.1(b)(i) is exclusive to Tellabs in that Occam will not, and will not authorize any third party to, sell any BLC Product to any Exclusive Customer during the applicable Exclusivity Period for use in the Territory. Other than those entities listed in Exhibit D, Occam is not prohibited from selling a BLC Product to an entity that is a subsidiary or affiliate of an Exclusive Customer or to an Exclusive Customer for use outside the Territory.

3.2 Sale of FTTC Applications to Exclusive Customers. Except as set forth in Section 3.4, Occam will not sell, and will not authorize a third party to sell or develop, any product that addresses fiber to the curb (FTTC) applications (whether GR909-based or based on any derivative solution) to any Exclusive Customer during the applicable Exclusivity Period for use in the Territory. Other than those entities listed in Exhibit D, Occam is not prohibited from selling an FTTC application to an entity that is a subsidiary or affiliate of an Exclusive Customer for use inside or outside the Territory or to an Exclusive Customer for use outside the Territory.

3.3 Sale of Substantially Similar Products

(a) Except as set forth in Section 3.4, Tellabs will not directly or indirectly sell, and will not help a third party to directly or indirectly sell any product that is substantially similar to a BLC Product (whether developed by Tellabs or a third party) to an Exclusive Customer during the applicable Exclusivity Period.

(b) The parties agree that the following are not substantially similar to any BLC Product listed in Exhibit A as of the Effective Date: (i) Tellabs’ AccessMAX™, DISC*S™, and Telliant™ 5000 product lines, as architected as of the Effective Date; (ii) reasonable derivative products and later revisions of the product lines listed in 3.3(b)(i) that do not use Ethernet across a backplane or multiservice cards that use Telco-equivalent Ethernet protection mechanisms for all services or for POTS termination as VoIP on the same line card; and (iii) Tellabs products manufactured under the Technology License Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

3.4 Handling of Requests by Exclusive Customers

(a) If Tellabs receives a written request (e.g., an RFP) from an Exclusive Customer to provide a broadband loop carrier product, it shall promptly notify Occam in writing of the written request and, if legally permissible, provide Occam with a copy thereof. If Tellabs is prohibited by an applicable confidentiality agreement with the Exclusive Customer from disclosing such information to Occam, Tellabs will use commercially reasonable efforts to obtain a waiver of such restriction from the Exclusive Customer. If Tellabs is prohibited from providing a copy of the written request to Occam, then Tellabs will not disclose the written request to any third party.

(b) If an existing BLC Product does not meet the feature requirements of a written request from an Exclusive Customer and Occam is unable, because Tellabs is prohibited from providing a copy of the written request to Occam, to offer to revise an existing BLC Product to meet such feature requirements or offer to add a broadband loop carrier product that meets such feature requirements to the list of BLC Product under this Agreement, then Section 3.3(a) will not apply to the Exclusive Customer that issued the written request and Tellabs may internally develop a product that is substantially similar to a BLC Product for sale solely to such Exclusive Customer to the extent necessary to satisfy the Exclusive Customer’s then-current requirements under the specific written request. Tellabs is not permitted to offer a third party-developed product that is substantially similar to a BLC Product to such Exclusive Customer. To invoke its rights under this Section 3.4(b), Tellabs must notify Occam in writing of its decision to internally develop a substantially similar product no later than the date on which Tellabs notifies the Exclusive Customer that it will develop a substantially similar product to meet the requirements of the written request. Upon the earlier of Occam’s receipt of Tellabs’ written notice and Tellabs’ commencement of internal development of a substantially similar product, Sections 3.1 and 3.2 will not apply to the Exclusive Customer that issued the written request and Occam will not be prohibited from selling to that Exclusive Customer BLC Products or any product that addresses fiber to the curb (FTTC) applications (whether GR909-based or based on any derivative solution).

(c) If an existing BLC Product does not meet the feature requirements of a written request from an Exclusive Customer and Occam chooses not to offer (for any reason except as set forth in Section 3.4(b)) to revise an existing BLC Product to meet such feature requirements or offer to add a broadband loop carrier product that meets such feature requirements to the list of BLC Product under this Agreement within a commercially reasonable period of time of receiving a copy of the written request (not to exceed thirty (30) days or such shorter time as required under the circumstances in order to respond to the Exclusive Customer), Section 3.3(a) will not apply to the Exclusive Customer that issued the written request and Tellabs may sell a product that is substantially similar to a BLC Product solely to such Exclusive Customer to the extent necessary to satisfy the Exclusive Customer’s then-current requirements under the specific written request.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Tellabs will not discuss with a third party a substantially similar alternative to a BLC Product until the parties have agreed that an existing BLC Product will not meet the feature requirements of a written request and Occam has notified Tellabs (or has failed to notify Tellabs within the period specified in this Section 3.4(c)) that it will not offer to revise an existing BLC Product to meet such feature requirements or offer to add a broadband loop carrier product that meets such feature requirements to the list of BLC Product under this Agreement.

3.5 Extension of Exclusivity Period. Tellabs will have a one-time option to extend the Exclusivity Period for any specific Exclusive Customer by three (3) years if the Lab Trial Milestone is achieved within the applicable Lab Trial Period and the Purchase Commitment Milestone is achieved within the applicable Purchase Commitment Period. To exercise its option with respect to such Exclusive Customers, Tellabs shall notify Occam in writing within thirty (30) days after the Lab Trial Milestone and Purchase Commitment Milestone are both achieved.

3.6 Extension of Lab Trial Period. Tellabs will have a one-time option to extend the Lab Trial Period for any specific Exclusive Customer by one (1) year by paying to Occam: (a) [***] if the Exclusive Customer is a Category 1 Customer; or (b) [***] if the Exclusive Customer is a Category 2 Customer. To exercise its option as to a specific Exclusive Customer, Tellabs shall notify Occam in writing of such intent and pay the fees set forth above no later than the date on which the applicable Lab Trial Period will expire. The amounts paid by Tellabs to Occam to extend the Lab Trial Period for any Category 2 Customer will be applied as a non-refundable credit towards the payment of royalties payable by Tellabs to Occam based upon the sale of BLC Products to that specific Category 2 Customer.

3.7 Extension of Purchase Commitment Period. Tellabs will have a one-time option to extend the Purchase Commitment Period for any specific Exclusive Customer by one (1) year by paying to Occam: (a) [***] if the Exclusive Customer is a Category 1 Customer; or (b) [***] if the Exclusive Customer is a Category 2 Customer. To exercise its option as to a specific Exclusive Customer, Tellabs shall notify Occam in writing of such intent and pay the fees set forth above no later than the date on which the applicable Purchase Commitment Period will expire. With respect to each specific Exclusive Customer, if the Purchase Commitment Period will be thereby extended beyond the end of the applicable Exclusivity Period, such Exclusivity Period will be automatically extended to the end of the extended Purchase Commitment Period upon payment of the applicable extension fee. The amounts paid by Tellabs to Occam to extend the Purchase Commitment Period for a Category 2 Customer will be applied as a non-refundable credit towards the payment of royalties payable by Tellabs to Occam based upon the sale of BLC Products to that specific Category 2 Customer.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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3.8 Addition of Exclusive Customers. The parties may agree in writing to add a company to the list of Exclusive Customers in Exhibit D.

3.9 Progress Meetings. The parties will meet at least once each calendar quarter to review sales progress to all Exclusive Customers. At these review meetings, the parties will coordinate sales and marketing efforts between the two parties, review progress of their sales efforts, and address any issues regarding sales of BLC Products.

4. TECHNOLOGY TRANSFER, TECHNICAL SUPPORT, AND CONTINUED DEVELOPMENT

4.1 Technology Transfer. Within thirty (30) days after the Effective Date, Occam will deliver to Tellabs one (1) copy of the Technology Deliverables for each BLC Product. During the term of this Agreement, Occam will deliver to Tellabs updated Technology Deliverables at the conclusion of pilot and beta development stages (if any) of any updated version of a Technology Deliverable, when an updated version of a Technology Deliverable is made generally available by Occam, and when a Natural Successor Product is added to the list of BLC Product in accordance with Section 2.5.

4.2 Technical Support. The parties will have the technical support obligations set forth in Exhibit C.

4.3 Continued Development. Representatives of the parties will meet on a quarterly basis to discuss potential improvements and modifications to the BLC Products, including improvements and modifications to increase customer acceptance and satisfaction and to reduce overall costs. The parties may agree in writing as to the implementation of the modifications and improvements, the party to be responsible for the development work, and the parties’ respective ownership of intellectual property rights in and to such modifications and improvements.

5. TRAINING

5.1 Skills Training

(a) Occam will provide BLC Product support skills training (“Skills Training”) that is sufficient to enable qualified Tellabs technical personnel to provision, configure, operate, install, test, maintain, commission, and troubleshoot the BLC Products. Occam will make the Skills Training available to Tellabs within ninety (90) days of the Effective Date or such later date as mutually agreed to by the parties in writing.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(b) Such Skills Training will be comprised of any Occam-provided visual aids or reference materials, on-the-job training, and information “chalkboard” sessions, as typically found in Occam’s support skills training programs. A Skills Training plan will be mutually developed within sixty (60) days of the Effective Date, or such later date as mutually agreed to in writing, and will be focused on developing Tellabs’ capabilities to fulfill its technical support obligations under this Agreement. Occam shall provide, within thirty (30) days of Effective Date, documented prerequisites, if any, for such training.

(c) The agreed upon Skills Training will be provided at Occam’s facility, or at such other place as mutually agreed, and shall include, but not be limited, to each of the published BLC Product courses Occam makes available to its customers.

(d) Any new course materials for Skills Training will be developed by Occam at no charge.

(e) Except as specified in this Section 5.1, Occam will charge Tellabs for the Skills Training classes and events at the rate specified in Exhibit E. Tellabs will also reimburse Occam’s reasonable travel and personal (e.g., lodging, meals) expenses incurred when providing training away from Occam’s facilities.

5.2 Train-the-Trainer

(a) If requested by Tellabs, Occam will furnish, up to four (4) times per year, a qualified instructor within sixty (60) days from the date of request to provide “Train-the-Trainer” instruction in accordance with general guidelines in Exhibit F, which guidelines may be modified upon the mutual agreement of the parties at the time of the request for Train-the-Trainer instruction (“Train-the-Trainer Instruction”).

(b) Occam will provide Train-the-Trainer Instruction for the following courses: (i) Overview of Product; (ii) Operations of Product; (iii) Maintenance of Product; (iv) Deployment Guidelines; (v) Installation and Turn-up; and (vi) Troubleshooting.

(c) Any new course materials for Train-the-Trainer Instruction will be developed by Occam at no charge.

(d) Except as specified in this Section 5.2, Occam will charge Tellabs for the Train-the-Trainer Instruction classes and events at the rate specified in Exhibit E. Tellabs will also reimburse Occam’s reasonable travel and other expense incurred when providing training away from Occam’s facilities.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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5.3 Courseware

(a) Occam will provide Tellabs with currently available (as of the Effective Date) end customer courseware (“Courseware”) at no charge. Occam shall provide initial Courseware at least ninety (90) days after the first customer shipment or ninety (90) days after the Effective Date, whichever is later. Additional Courseware will be provided on a mutually agreed to schedule. Updates to Courseware will be provided at no charge when made generally available. Occam will provide such Courseware electronically in a format that is compatible with Interleaf (Unix-based) or Microsoft Word and PowerPoint for PC Windows application. Occam will solicit Tellabs’ input when developing Courseware.

(b) Occam will provide Courseware for the following courses: (i) Overview of Product; (ii) Operations of Product; (iii) Maintenance of Product; (iv) Deployment Guidelines; (v) Installation and Turn-up; and (vi) Troubleshooting

(c) Subject to the terms and conditions of this Agreement, Occam grants to Tellabs a limited, worldwide, non-exclusive, non-assignable (except as set forth in Section 16.3), non-transferable license during the term of this Agreement to (i) adapt the Courseware to different media without altering the substance of the Courseware; and (ii) reproduce and distribute the Courseware (in original or adapted form) for use by Exclusive Customers in connection with the use of BLC Products manufactured and distributed by Tellabs under this Agreement. When adapting or reproducing any part of the Courseware, Tellabs shall include all copyright and other proprietary rights notices as are currently contained on each part of the Courseware or as may be reasonably specified from time to time by Occam.

5.4 Training Technology. All Technology provided as part of any training provide by Occam is Product Technology and shall be protected by Tellabs as specified in this Agreement.

5.5 Payment

(a) Occam will invoice Tellabs after completion of each training program and payment terms will be the full invoiced amount payable within thirty (30) days after the date of the invoice (i.e., net 30 payment terms) unless the invoice is disputed in accordance with Section 5.5(b), in which case payment will be due as specified in Section 5.5(b).

(b) If Tellabs in good faith believes that the invoiced amount of payment under an invoice is incorrect, Tellabs may dispute the invoice by providing Occam, within thirty (30) days after the date of the invoice, with a detailed written notice of the amount that Tellabs is

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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disputing and Tellabs’ reasons for disputing the invoice. If Occam receives Tellabs’ written notice of dispute within the thirty (30)-day period, Tellabs’ obligation to pay the disputed portion of invoiced amount will be suspended until the dispute is resolved in accordance with this Section 5.5(b). The undisputed portion of the invoiced amount is still due within thirty (30) days after the date of the invoice. The parties shall use good faith and diligent efforts to resolve the dispute within twenty (20) days of Occam’s receipt of Tellabs’ written notice of dispute. If the parties are unable to resolve to the dispute within the twenty (20)-day period, the parties will submit the dispute to a mutually acceptable third party arbitrator for resolution within sixty (60) days of Occam’s receipt of Tellabs’ written notice of dispute. Each party will submit its arguments and evidence to the arbitrator in writing in order for the arbitrator to render a decision within the specified time period, based on the written materials presented by the parties. The arbitrator’s decision shall specify the amount to be paid by Tellabs, if any, under the invoice and which party will bear the costs of the arbitration. The decision of the arbitrator shall be final and binding on the parties. Payment of the amount specified by the arbitrator shall be due within five (5) business days after the decision of the arbitrator is issued. For the avoidance of doubt, Tellabs shall not be precluded from disputing any invoiced amount later than thirty (30) days after the date of invoice but, in such case, Tellabs may not withhold the amount in dispute from its timely payment of the invoice to Occam.

6. SALES SUPPORT

For a period not less than twelve (12) months immediately following the Effective Date, Occam shall provide resources for the purpose of promoting the success of the mutual Tellabs/Occam solution and the driving of pre-sales activities relating to the commercialization and adoption of the joint solution. Such sales support shall include but need not be limited to such systems sales engineers or solution specialists involved in areas including, but not limited to, applications engineering, technical presentations, lab trials, and support. The level of support provided shall be reasonable and possible with Occam’s existing staff, and consistent with support levels provided to resellers of Occam products.

7. SUPPLY OBLIGATIONS

7.1 Supply to Tellabs. Occam shall supply Tellabs with BLC Products (marked with a Tellabs Brand) under the Supply Agreement solely for demonstration, lab testing, product testing and qualification, and FOA purposes.

7.2 Supply to Occam. Tellabs shall supply Occam with BLC Products (marked with Occam trademarks) under the Supply Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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8. ROYALTIES

8.1 Royalty Amount. Except as set forth in Section 8.2, for each BLC Product sold to an Exclusive Customer by Tellabs, Tellabs will pay to Occam the royalty specified in Exhibit A, plus any applicable taxes.

8.2 RBOC Royalty. Tellabs will not pay a royalty for a BLC Product shipped to an RBOC Customer before January 1, 2006 unless Tellabs achieves a positive margin on that BLC Product. Positive margin is achieved when the price paid by the RBOC Customer for the BLC Product is greater than or equal to Tellabs’ Cost for that BLC Product times [***]. Positive margin and Cost will be measured on a unit-by-unit basis.

8.3 Royalty Report and Payments. For so long as Tellabs sells BLC Products, within ten (10) business days after the end of each calendar quarter, Tellabs will provide to Occam a written report stating (a) the number and type of BLC Products sold during the calendar quarter just ended to each Exclusive Customer and (b) a calculation of the aggregate royalties owed by Tellabs to Occam for BLC Product sold during such period, as well as payment of such royalties that are due and payable.

8.4 Audit

(a) During the term of this Agreement and for three (3) years thereafter, Tellabs will keep current, complete, and accurate records regarding the calculation and payment of royalties under this Agreement, including records showing the Cost of BLC Products shipped to RBOC Customers before January 1, 2006. Upon not less than five (5) business days prior written notice from Occam, and not more frequently than once per calendar year, Tellabs will provide such materials, to the extent necessary or useful to Occam to verify the accurate payment of royalties under this Agreement. If requested by Occam, a senior Tellabs executive must certify in writing that the materials provided to Occam are current, complete, and accurate.

(b) If Occam’s review of the materials provided by Tellabs reveals any underpayment of royalties, Tellabs will promptly make an additional payment in order to comply fully with the terms of this Agreement unless Tellabs disputes Occam’s finding in accordance with Section 8.4(c). If the amount of such underpayment is five percent (5%) or greater, Tellabs will promptly reimburse Occam for its reasonable costs of conducting its review of the materials provided by Tellabs.

(c) If Tellabs in good faith disputes in writing Occam’s finding of an underpayment of royalties within five (5) business days of Tellabs’ receipt of Occam’s request for

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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payment, then the parties will agree on an independent third party auditor to audit Tellabs’ records. Tellabs will provide the auditor with access to all records and personnel that the auditor requests to verify the calculation and payment of royalties under this Agreement. The auditor’s determination will be final and binding on the parties. If the auditor determines that Tellabs underpaid royalties, then Tellabs will promptly make an additional payment to Occam to comply fully with the terms of this Agreement and will be responsible for the cost of the auditor. If the auditor determines that Tellabs did not underpay royalties, then Occam will be responsible for the cost of the auditor.

9. QUALITY CERTIFICATION

If required by an Exclusive Customer, Occam shall use reasonable efforts to obtain, and thereafter to maintain, TL-9000 certification, at its own expense, during the term of this Agreement and any extensions thereof. Occam shall promptly inform Tellabs in writing of any loss of such certification, and use reasonable efforts to obtain recertification.

10. PRODUCT CHANGES

10.1 Product Changes. Occam shall notify Tellabs in writing of any substitutions or modifications to the BLC Products’ Technical Specifications. Occam shall provide written notice of any such change in the form of an Engineering Change Order (ECO). Tellabs shall respond to Occam regarding the ECO within five (5) business days, stating whether it will implement the ECO in the BLC Products that it manufactures, except that Tellabs is required to implement the ECO with respect to BLC Products that will be supplied to Occam under the Supply Agreement. The ECOs from Occam shall provide the following information:

(a) Occam part number and corresponding Tellabs marketing and hardware number with revisions;

(b) Firmware number with revision;

(c) Applicable software version number;

(d) Detailed reason for the change; and

(e) Class of change per the following Bellcore specifications:

(i) Class A changes are required to correct product deficiencies such as safety or fire hazards, electrically or mechanically inoperative product, operational or design defects that cause higher than Occam’s advertised product failure rates on a per unit basis or cause adverse telephone company or subscriber reaction.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(ii) Class AC changes have the same characteristics as Class A changes but are required only for specific applications or locations to be identified by Occam’s customer service. This class is also used on software ECOs to indicate that the software is intended for specific customers.

(iii) Class B changes are made to incorporate improvements in design resulting in better operation, improved testing and maintenance, longer life, service improvements, cost reductions to the RBOC, and addition of new features. Field upgrades may be done at the customer’s expense.

(iv) Class D changes are made to incorporate minor new features and design improvements that do not affect the existing functionality. They also make other minor service improvements or enhance test capabilities not sufficient to be Class B. Class D changes shall not affect compatibility, telephone company cost, or use of the product.

(v) Other changes are minor changes for cost reduction or manufacturing yield improvements that do not affect the product identifier.

10.2 Field Retrofit Orders (FRO). An FRO is a modification to an installed BLC Product to implement one or more Class A changes (as described in Section 10.1(e)(i)) that are required in order for the BLC Product to fully comply with its Technical Specifications. If Tellabs is required by an RBOC Customer to implement an FRO pursuant to the terms of Tellabs’ written agreement to sell BLC Products to that RBOC Customer, and the Class A change to be corrected by the FRO is caused by a design defect that is covered by Occam’s product warranties in Section 11.2, then Occam will reimburse Tellabs for the following out-of-pocket costs and expenses actually incurred by Tellabs to implement such FROs: costs of the retrieval, packing, shipping, and transportation of the affected BLC Products, and installation of the replacement BLC Product. Tellabs must use all reasonable efforts to minimize the costs incurred by Tellabs as a result of an FRO.

11. REPRESENTATIONS AND WARRANTIES

11.1 Authority. Each party represents and warrants to the other party that (a) this Agreement has been duly executed and delivered and constitutes a valid and binding agreement enforceable against such party (and, with respect to Tellabs, against its parents, subsidiaries, and affiliates) in accordance with its terms; (b) no authorization or approval from any third party is required in connection with such party’s execution, delivery, or performance of this Agreement; and (c) the execution, delivery, and performance of this Agreement does not violate the laws of any jurisdiction or the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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11.2 Product Warranties

(a) Occam warrants to Tellabs that each hardware component of each BLC Product will be free from defects in design that cause the BLC Product to not meet its Technical Specifications for five (5) years from the date a BLC Product manufactured by Tellabs during the term of this Agreement is shipped to an Exclusive Customer if the BLC Product is manufactured in full compliance with the applicable Manufacturing Specifications using the Product Technology. If a BLC Product fails to conform to the warranty in this Section 11.2(a), Occam will: (i) provide a work around for a design defect in shipped BLC Products in accordance with the Technical Support procedures set forth in Exhibit C; and (ii) provide Tellabs with a corrected design for the BLC Product that addresses the design defect.

(b) Occam warrants to Tellabs that each software component of each BLC Product will be free from defects in design that cause the BLC Product to not meet its Technical Specifications for five years from the date a BLC Product manufactured by Tellabs during the term of this Agreement is shipped to an Exclusive Customer if the BLC Product is manufactured in full compliance with the applicable Manufacturing Specifications using the Product Technology. If a BLC Product fails to conform to the warranty in this Section 11.2(b), Occam will: (i) provide a work around for a design defect in shipped BLC Products in accordance with the Technical Support procedures set forth in Exhibit C; and (ii) provide Tellabs with a corrected design for the BLC Product that addresses the design defect.

(c) The warranty and remedies set forth in Sections 11.2(a) and 11.2(b) will not apply to nonconformities to the extent caused by (i) defects in material or manufacture, including the failure to manufacture in accordance with the applicable Manufacturing Specifications; (ii) Tellabs’ failure to use or implement any updated Product Technology made available to Tellabs by Occam; (iii) any alterations or modifications of, or additions to, the BLC Products made by parties other than Occam; (iv) use of the BLC Products in a manner for which they were not designed or other than as specified in the Technical Specifications; (v) the combination, use, or interconnection of the BLC Products with other products not supplied or not approved by Occam; (vi) abnormal usage or misuse of the BLC Products, including, but not limited to, accident, fire, water damage, earthquake, lightning, other acts of nature, and other causes external to the BLC Products; (vii) installation or maintenance of wiring, circuits, electrical conduits, or devices external to the BLC Products; (viii) failure to provide and continually maintain adequate electrical power, air conditioning, and humidity controls in accordance with BLC Product requirements; (ix) Tellabs’ or a third party’s negligence; (x) defects caused by Manufacturing Developments; or (xi) Tellabs’ failure

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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to implement a change specified in an ECO delivered by Occam in accordance with Section 10.1. If Occam determines that any warranty claim reported by Tellabs falls within any of the foregoing exceptions, Tellabs will pay Occam for its services at the applicable rates set forth in Exhibit E.

(d) This Section 11.2(d) sets forth Tellabs’ exclusive remedy, and Occam’s entire liability in contract, tort, or otherwise for any breach of warranty for any BLC Product manufactured by Tellabs.

(e) The parties may agree to modify the product warranties provided in this Section 11.2 on a customer by customer basis in a written agreement signed by the parties.

11.3 Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS SECTION 11, OCCAM MAKES NO ADDITIONAL REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), OR STATUTORY, AS TO ANY MATTER WHATSOEVER. OCCAM EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, ACCURACY, TITLE, AND NON-INFRINGEMENT. OCCAM DOES NOT WARRANT AGAINST INTERFERENCE WITH THE ENJOYMENT OF EACH BLC PRODUCT OR AGAINST INFRINGEMENT. OCCAM DOES NOT WARRANT THAT TELLABS WILL BE ABLE TO SUCCESSFULLY MAKE THE BLC PRODUCTS. OCCAM EXERCISES NO CONTROL OVER AND EXPRESSLY DISCLAIMS ANY LIABILITY ARISING OUT OF THE USE OF A BLC PRODUCT. TELLABS AND ITS CUSTOMERS WILL NOT HAVE THE RIGHT TO MAKE, PASS THROUGH, OR PASS ON ANY REPRESENTATION OR WARRANTY ON BEHALF OF OCCAM TO ANY THIRD PARTY.

12. INDEMNIFICATION

12.1 Infringement Indemnification by Occam

(a) Occam will, at its option and expense, defend Tellabs and its parent, subsidiaries, and affiliates and their respective officers, employees, directors, agents, and representatives (“Tellabs Indemnified Parties”) from or settle any claim, proceeding, or suit (“Claim”) brought by a third party against an Tellabs Indemnified Party alleging that Tellabs’ authorized use of the Product Technology infringes or misappropriates any patent, copyright, trade secret, trademark, or other intellectual property right if: (i) the Tellabs Indemnified Party gives Occam prompt written notice of the Claim; (ii) Occam has full and complete control over the defense and settlement of such Claim; (iii) the Tellabs Indemnified Parties provide assistance, at Occam’s expense as specified in Section 12.1(b), in connection with the defense and settlement of

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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such Claim as Occam may reasonably request; and (iv) the Tellabs Indemnified Parties comply with any settlement or court order made in connection with such Claim (e.g., relating to the future use of any infringing materials). The Tellabs Indemnified Parties will not defend or settle any such Claim without Occam’s prior written consent. The applicable Tellabs Indemnified Party shall have the right to participate in the defense of such Claim at its own expense and with counsel of its own choosing, but Occam will have sole control over the defense and settlement of the Claim.

(b) Occam will indemnify the Tellabs Indemnified Parties against and pay (i) all damages, costs, and attorneys’ fees finally awarded against an Tellabs Indemnified Party in any Claim under Section 12.1(a); (ii) all out-of-pocket costs (including reasonable attorneys’ fees) reasonably incurred by any of them in connection with the defense of such Claim, including assistance provided under Section 12.1(a)(iii) (other than attorneys’ fees and costs incurred without Occam’s consent after Occam has accepted defense of such claim); and, (iii) if any Claim arising under Section 12.1(a) is settled, all amounts to be paid to any third party in settlement of any such Claim (as agreed to by Occam).

(c) If Tellabs’ use of the Product Technology is, or in Occam’s reasonable opinion is likely to become, enjoined or materially diminished as a result of a Claim under Section 12.1(a), then Occam will either: (i) procure the continuing right of Tellabs to use the Product Technology; (ii) replace or modify the Product Technology in a functionally equivalent manner while maintaining the same form, fit, and function so that it no longer infringes; or if, despite its commercially reasonable efforts, Occam is unable to do either (i) or (ii), Occam will (iii) terminate Tellabs’ right to use that Product Technology.

(d) Occam will have no obligation under this Section 12.1 for any alleged infringement or misappropriation to the extent that it arises out of or is based upon (i) use of the Product Technology in combination with other Technology if such alleged infringement or misappropriation would have not have arisen but for such combination; (ii) Product Technology that is provided to comply with designs, requirements, or specifications required by or provided by Tellabs, if the alleged infringement or misappropriation would not have arisen but for the compliance with such designs, requirements, or specifications; (iii) use of the Product Technology outside of the scope of the license granted to Tellabs; (iv) Tellabs’ failure to use the latest version of the Product Technology provided by Occam or to comply with instructions provided by Occam, if the alleged infringement or misappropriation would not have occurred but for such failure; or (v) any modification of the Product Technology not made or authorized in writing by Occam where such alleged infringement or misappropriation would not have occurred absent such modification. Tellabs is responsible for any costs or damages that result from these actions.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(e) This Section 12.1 states Occam’s sole and exclusive liability, and Tellabs’ sole and exclusive remedy, for the actual or alleged infringement or misappropriation of any third party intellectual property right by the Product Technology.

12.2 Product Liability Indemnification by Occam

(a) Occam will, at its option and expense, defend the Tellabs Indemnified Parties from or settle any Claim brought by a third party against an Tellabs Indemnified Party that arises directly from any injury or death to persons or loss of or damage to tangible property that is caused directly by a design defect in a BLC Product if: (i) the Tellabs Indemnified Party gives Occam prompt written notice of the Claim; (ii) Occam has full and complete control over the defense and settlement of such Claim; (iii) the Tellabs Indemnified Parties provide assistance, at Occam’s expense as specified in Section 12.2(b) in connection with the defense and settlement of such Claim as Occam may reasonably request; and (iv) the Tellabs Indemnified Parties comply with any settlement or court order made in connection with such Claim (e.g., relating to the future use of any BLC Product containing a design defect). The Tellabs Indemnified Parties will not defend or settle any such Claim without Occam’s prior written consent. The applicable Tellabs Indemnified Party shall have the right to participate in the defense of such Claim at its own expense and with counsel of its own choosing, but Occam will have sole control over the defense and settlement of the Claim.

(b) Occam will indemnify the Tellabs Indemnified Parties against and pay (i) all damages, costs, and attorneys’ fees finally awarded against an Tellabs Indemnified Party in any Claim under Section 12.2(a); (ii) all out-of-pocket costs (including reasonable attorneys’ fees) reasonably incurred by any of them in connection with the defense of such Claim, including assistance provided under Section 12.2(a)(iii) (other than attorneys’ fees and costs incurred without Occam’s consent after Occam has accepted defense of such claim); and, (iii) if any Claim arising under Section 12.2(a) is settled, all amounts to be paid to any third party in settlement of any such Claim (as agreed to by Occam).

(c) Occam will have no obligation under this Section 12.2 for any injury or death to persons or loss of or damage to tangible property to the extent caused by (i) defects in material or manufacture, including the failure to manufacture FTTC Cards in accordance the Manufacturing Specifications; (ii) Tellabs’ failure to use or implement any updated Product Technology made available to Tellabs by Occam; (iii) any alterations or modifications of, or additions to, the Product Technology not made in accordance with the Technical Specifications; (iv) use of the Product Technology in a manner for which it was not designed or other than as specified in the Technical Specifications; (v) the combination, use, or interconnection of the Product Technology with other Technology not supplied or not approved by Occam; (vi) abnormal usage or

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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misuse of the Product Technology, including, but not limited to, accident, fire, water damage, earthquake, lightning, other acts of nature, and other causes external to the Product Technology; or (vii) an Tellabs Indemnified Party’s or a third party’s negligence. Tellabs is responsible for any costs or damages that result from these actions.

12.3 Product Liability Indemnification by Tellabs

(a) Tellabs will, at its option and expense, defend Occam and its parent, subsidiaries, and affiliates and their respective officers, employees, directors, agents, and representatives (“Occam Indemnified Parties”) from or settle any Claim brought by a third party against an Occam Indemnified Party that arises directly from any injury or death to persons or loss of or damage to tangible property that is caused directly by a design (excluding design defects attributable to the Product Technology), manufacturing, or materials defect in a BLC Product if: (i) the Occam Indemnified Party gives Tellabs prompt written notice of the Claim; (ii) Tellabs has full and complete control over the defense and settlement of such Claim; (iii) the Occam Indemnified Parties provide assistance, at Tellabs’ expense as specified in Section 12.3(b), in connection with the defense and settlement of such Claim as Tellabs may reasonably request; and (iv) the Occam Indemnified Parties comply with any settlement or court order made in connection with such Claim (e.g., relating to the future use of any BLC Product containing a design defect). The Occam Indemnified Parties will not defend or settle any such Claim without Tellabs’ prior written consent. The applicable Occam Indemnified Party shall have the right to participate in the defense of such Claim at its own expense and with counsel of its own choosing, but Tellabs will have sole control over the defense and settlement of the Claim.

(b) Tellabs will indemnify the Occam Indemnified Parties against and pay (i) all damages, costs, and attorneys’ fees finally awarded against an Occam Indemnified Party in any Claim under Section 12.3(a); (ii) all out-of-pocket costs (including reasonable attorneys’ fees) reasonably incurred by any of them in connection with the defense of such Claim, including assistance provided under Section 12.3(a)(iii) (other than attorneys’ fees and costs incurred without Tellabs’ consent after Tellabs has accepted defense of such claim); and, (iii) if any Claim arising under Section 12.3(a) is settled, all amounts to be paid to any third party in settlement of any such Claim (as agreed to by Tellabs).

(c) Tellabs will have no obligation under this Section 12.3 for any injury or death to persons or loss of or damage to tangible property that is caused by (i) a design defect in the Product Technology attributable to Occam; (ii) any defects caused by Tellabs’ required compliance with designs, requirements, or specifications required by or provided by Occam, if the defect would not have occurred but for the compliance with such designs, requirements, or specifications; or (iii) an Occam Indemnified Party’s or a third party’s negligence. Occam is responsible for any costs or damages that result from these actions.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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13.	LIMITATION OF LIABILITY

13.1 Disclaimer of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR LIABILITY ARISING OUT OF A BREACH OF SECTION 2 OR SECTION 14, NEITHER PARTY WILL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY OR ITS CUSTOMERS FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOSS OF BUSINESS, AND BUSINESS INTERRUPTION, EVEN IF SUCH PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. THIS SECTION 13.1 DOES NOT LIMIT EITHER PARTY’S OBLIGATION TO PAY ALL DAMAGES, REGARDLESS OF TYPE, AWARDED AGAINST THE OTHER PARTY IN ANY CLAIM, PROCEEDING, OR SUIT THAT THE PARTY IS OBLIGATED TO INDEMNIFY AGAINST UNDER SECTION 12.

13.2 Cap on Liability. EXCEPT FOR LIABILITY ARISING OUT OF SECTION 2, SECTION 3, SECTION 8, SECTION 10.2, SECTION 12, OR SECTION 14, UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO WARRANTY CLAIMS), REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EXCEED TWICE THE TOTAL AMOUNT PAID OR PAYABLE BY THE OTHER PARTY UNDER THIS AGREEMENT.

13.3 Independent Allocations of Risk. EACH PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS TO ALLOCATE THE RISKS OF THIS AGREEMENT BETWEEN THE PARTIES. THIS ALLOCATION IS REFLECTED IN THE ROYALTY PRICING OFFERED BY OCCAM TO TELLABS AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES. EACH OF THESE PROVISIONS IS SEVERABLE AND INDEPENDENT OF ALL OTHER PROVISIONS OF THIS AGREEMENT, AND EACH OF THESE PROVISIONS WILL APPLY EVEN IF THE WARRANTIES IN THIS AGREEMENT HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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14. CONFIDENTIALITY

14.1 Mutual Confidentiality Agreement. The information between the parties under this Agreement will be governed by the First Amended and Restated Mutual Confidentiality Agreement entered into by the parties simultaneously with this Agreement (“NDA”). A party may disclose the terms of this Agreement in compliance with securities law without the other party’s consent if the disclosing party takes reasonable steps to obtain confidential treatment for appropriate portions of this Agreement. The Product Technology must be protected by Tellabs as Occam’s Confidential Information under the NDA.

14.2 Return of Materials. Upon the termination or expiration of this Agreement, or upon earlier request, each party will deliver to the other all Confidential Information that it may have in its possession or control. Notwithstanding the foregoing, neither party will be required to return materials that it must retain in order to receive the benefits of this Agreement or properly perform in accordance with this Agreement.

15. TERM AND TERMINATION

15.1 Term. This Agreement will commence upon the Effective Date and will continue in effect until expiration of the last Exclusivity Period.

15.2 Termination. This Agreement may be terminated before the end of the term of this Agreement upon the occurrence of any of the events set forth in this Section 15.2.

(a) If either party ceases to conduct business in the ordinary course, the other party may terminate this Agreement by providing the first party with written notice. The termination under this Section 15.2(a) will take place immediately when the first party receives the other party’s notice of termination.

(b) If either party defaults on any of its material obligations, representations, or warranties under this Agreement, or otherwise commits a material breach of this Agreement, then the non-defaulting party may notify in writing the defaulting party of the material breach or default and its intention to terminate the Agreement if the material breach or default is not cured within thirty (30) days (ten (10) days in the case of a failure to pay amounts when due) after the date that the notice is received by the defaulting party. If the defaulting party does not cure the breach during such thirty (30)-day period (ten (10)-day period for a failure to pay amounts when due), the non-defaulting party may terminate this Agreement by providing written notice of termination to the defaulting party. The termination under this Section 15.2(b) will take effect thirty (30) days after the defaulting party’s receipt of such notice of termination.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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15.3 Effects of Termination or Expiration

(a) If this Agreement expires or is terminated for any reason, (i) Tellabs will pay to Occam any royalties or other amounts that have accrued prior to the effective date of the termination; (ii) all liabilities accrued prior to the effective date of the termination will survive; (iii)Tellabs will cease to use the Product Technology for any purpose, except to provide technical support to customers with respect to Tellabs-manufactured BLC Products sold during the term of this Agreement; (iv) Tellabs will cease to market, distribute, and sell BLC Products; and (v) Tellabs will return to Occam all copies of Product Technology in its possession no later than five (5) days after it no longer provides technical support to any of its customers with respect to Tellabs-manufactured BLC Products sold during the term of this Agreement.

(b) Each party’s rights and obligations under Sections 2.6, 2.7, 2.8, 8, 11.3, 12, 13, 14, 15.3 and 16 will survive termination and expiration of this Agreement.

16. GENERAL

16.1 Relationship. This Agreement will not be interpreted or construed as creating or evidencing any association, joint venture, partnership, or franchise between the parties; or imposing any partnership or franchise obligation or liability on either party. Each party must not represent to anyone that it is an agent for the other party or is otherwise authorized to bind or commit the other party in any way without the other party’s prior authorization.

16.2 Publicity. Neither party will make a public announcement or any other sort of press release or publicity regarding the terms of this Agreement or any aspect of the relationship under this Agreement between the parties without having obtained the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. However, nothing in this Section 16.2 shall preclude either party from making such disclosures that are required by applicable law.

16.3 Assignability. Neither party may assign this Agreement or any of its rights, duties, or obligations set forth in this Agreement without having obtained the other party’s prior written consent, which consent will not be unreasonably withheld or delayed, except that either party may assign this Agreement without consent to a successor-in-interest, whether by sale of substantially all of the assets, merger, reorganization, acquisition, or other similar transaction. This Agreement will bind the other party’s permitted successors and assigns. Any attempt by a party to transfer its rights, duties, or obligations under this Agreement except as expressly provided in this Agreement shall be void ab initio.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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16.4 Non-solicitation. During the term of this Agreement and for a period of one (1) year thereafter, neither party may directly solicit the employment of the other party’s employees without having obtained the prior written consent of the other party.

16.5 Further Assurances. During and after the term of this Agreement, at the other party’s request, each party will execute any and all documents and perform any and all acts that the other party may reasonably require in order to perfect the other party’s rights under this Agreement, or to apply for, obtain, and vest in the name of the other party alone all intellectual property rights or other similar protection for any Technology that is to be owned by the other party under the terms of this Agreement and, when obtained or vested, to maintain, renew, and restore the protection.

16.6 Notices. Any notice required or permitted to be given in accordance with this Agreement will be effective if it is in writing and sent by certified or registered mail, or insured courier, return receipt requested, to the appropriate party at the address set forth at the beginning of this Agreement and with the appropriate postage affixed. Either party may change its address for receipt of notice by notice to the other party in accordance with this Section 16.6. Notices are deemed given five (5) days following the date of mailing or one (1) business day following delivery to a courier with evidence of actual delivery by such courier on such date. In the case of Tellabs, such notice shall be issued to the attention of the Tellabs Legal Department.

16.7 Force Majeure. Neither party will be liable for, or be considered to be in breach of or default under this Agreement on account of any delay or failure to perform, except for the obligation to make payment, as required by this Agreement to the extent resulting from any cause or condition beyond the party’s reasonable control, so long as the party uses commercially reasonable efforts to avoid or remove the cause of delay or non-performance.

16.8 Governing Law. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of California, U.S.A., without reference to its conflict of law provisions and not including the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods.

16.9 Arbitration. Any claim, controversy or dispute between the parties, their agents, employees, officers, directors or affiliated agents (“Dispute”) shall be exclusively resolved by arbitration conducted by a single arbitrator (selected by mutual agreement of the parties) engaged in the practice of law, under the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s award shall be final and binding, is the only means of dispute resolution and may be entered in any court having jurisdiction thereof. The laws of the State of California shall exclusively govern the construction and interpretation of this Agreement without regard to the conflict of laws principles contained therein, and any arbitration or other proceeding

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

shall occur exclusively in San Francisco, California. Notwithstanding the above, it is expressly agreed that either party may seek injunctive relief in an appropriate court of law or equity pending an award in arbitration.

16.10 Waiver. Any waiver by either party of any of the rights set forth in this Agreement shall be in writing and signed by the party against whom the enforcement of such waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not waive any subsequent breach of the same provision or any other provision set forth in this Agreement. The failure of any party to insist on strict performance of any covenant or obligation in accordance with this Agreement will not be a waiver of such party’s right to demand strict compliance in the future, nor will the same be construed as a novation of this Agreement.

16.11 Severability. If any part of this Agreement is found to be illegal, unenforceable, or invalid, the remaining portions of this Agreement will remain in full force and effect.

16.12 Interpretation. The parties have had an equal opportunity to participate in the drafting of this Agreement and the attached exhibits, if any. No ambiguity will be construed against any party based upon a claim that that party drafted the ambiguous language. The headings appearing at the beginning of several sections contained in this Agreement have been inserted for identification and reference purposes only and must not be used to construe or interpret this Agreement. Whenever required by context, a singular number will include the plural, the plural number will include the singular, and the gender of any pronoun will include all genders.

16.13 Counterparts. This Agreement may be executed in any number of identical counterparts, notwithstanding that the parties have not signed the same counterpart, with the same effect as if the parties had signed the same document. All counterparts will be construed as and constitute the same agreement. This Agreement may also be executed and delivered by facsimile and such execution and delivery will have the same force and effect of an original document with original signatures.

16.14 Attorneys’ Fees. If either party initiates legal proceedings to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party.

16.15 Entire Agreement. This Agreement, including all exhibits and the NDA, is the final and complete expression of the agreement between these parties regarding the subject matter of this Agreement. This Agreement supersedes, and the terms of this Agreement govern, all previous oral and written communications regarding these matters, all of which are merged into this

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Agreement, except that the Ancillary Agreements are not superseded and will not otherwise be affected. No usage of trade or other regular practice or method of dealing between the parties will be used to modify, interpret, supplement, or alter the terms of this Agreement. This Agreement may be amended only by a written agreement signed by an authorized agent of each party.

The parties have signed below to indicate their acceptance of the terms of this Agreement.

Tellabs Petaluma, Inc.	Occam Networks, Inc.

Name:	Name:
Title:	Title:
Signature:	Signature:
Date:	Date:

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

EXHIBIT A

BLC PRODUCTS AND ROYALTIES

A royalty is due and payable upon the sale of any equivalent of the following broadband loop carrier products.

Occam Part Name	Description	Unit Royalty
BLC 6000 Blades
6150 Lifeline POTS	6150 Lifeline POTS blade: 48 Lifeline POTS ports, 10 1GbE ports, 4 T1 ports	$	[	***]
6150-02 Lifeline POTS	6150-01 Lifeline POTS blade: 48 Lifeline POTS ports, 10 1GbE ports, 4 T1 ports	$	[	***]
6151 Lifeline POTS	6151 Lifeline POTS blade: 48 Lifeline POTS ports, 2 10/100BaseTX	$	[	***]
6151-01 Lifeline POTS	6151-01 Lifeline POTS blade: 48 Lifeline POTS ports, 2 10/100BaseTX	$	[	***]
6208 ADSL	6208 ADSL blade: 48 ADSL ports, 10 1GbE	$	[	***]
6208-02 ADSL	6208-01 ADSL blade: 48 ADSL ports, 10 1GbE	$	[	***]
6212 ADSL2Plus	6212 ADSL2Plus blade: 48 ADSL2Plus ports, 10 1GbE	$	[	***]
6212-01 ADSL2Plus	6212-01 ADSL2Plus blade: 48 ADSL2Plus ports, 10 1GbE	$	[	***]
6213 ADSL2Plus	6213 ADSL2Plus blade: 48 ADSL2Plus ports	$	[	***]
6214 ADSL2Plus with splitter	6214 ADSL2Plus blade: 48 ADSL2Plus ports with splitter, 10 1GbE	$	[	***]
6215 ADSL2Plus with splitter	6215 ADSL2Plus blade: 48 ADSL2Plus ports with splitter	$	[	***]
6235A ADSL and POTS	6235 ADSL and Lifeline POTS blade: 24 ADSL and Lifeline POTS ports, 6 Ethernet ports: up to 2 100Base FX, up to 6 10/100BaseTX	$	[	***]
6248 ADSL and POTS	6248 ADSL and Lifeline POTS blade: 48 ADSL and POTS combination ports, 10 1GbE ports	$	[	***]
6248-01 ADSL and POTS	6248-01 ADSL and Lifeline POTS blade: 48 ADSL and POTS combination ports, 10 1GbE ports	$	[	***]
6252 ADSL2Plus and POTS	6252 ADSL2Plus and Lifeline POTS blade: 48 ADSL2Plus and POTS combination ports, 10 1GbE ports	$	[	***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

6252-02 ADSL2Plus and POTS	6252 ADSL2Plus and Lifeline POTS blade: 48 ADSL2Plus and POTS combination ports, 10 1GbE ports	$	[***]
6440 Optical Packet Transport	6440 Optical Packet Transport blade: 10 1GbE ports, 8 T1 ports	$	[***]
6440-01 Optical Packet Transport	6440-01 Optical Packet Transport blade: 10 1GbE ports, 8 T1 ports	$	[***]
6640 Subscriber Trunk Gateway	6640 Subscriber Trunk Gateway blade: 8 T1 TR-08/GR-303 ports, 10 1GbE ports	$	[***]
6640-02 Subscriber Trunk Gateway	6640-01 Subscriber Trunk Gateway blade: 8 T1 TR-08/GR-303 ports, 10 1GbE ports	$	[***]

BLC 6000 Chassis
BLC 6001 Stackable Chassis	BLC 6001 Stackable Chassis: capacity for single blade, 1RU	$	[***]
BLC 6006 Medium Capacity Chassis	BLC 6006 Medium Capacity Chassis: capacity for 6 blades, 6 RU horizontal	$	[***]
BLC 6012 High Capacity Chassis - POTS w/ 6151, RT	BLC 6012 High Capacity RT Chassis wired for POTS applications using 6151 blades: capacity for 12 blades, 12RU	$	[***]
BLC 6012 High Capacity Chassis - Ring, RT	BLC 6012 High Capacity RT Chassis wired for Voice and Data applications using 6235 and other 6000 blades: capacity for 12 blades, 12RU	$	[***]
BLC 6012 High Capacity Chassis - POTS w/ 6151, CO	BLC 6012 High Capacity CO Chassis wired for POTS applications using 6151 blades: capacity for 12 blades, 12RU	$	[***]
BLC 6012 High Capacity Chassis - Gateway, CO	BLC 6012 High Capacity CO Chassis wired for Voice Gateway applications using 6640 blades: capacity for 12 blades, 12RU	$	[***]
BLC 6012 High Capacity Chassis - Ring, CO	BLC 6012 High Capacity CO Chassis wired for Voice and Data applications using 6235 and other 6000 blades: capacity for 12 blades, 12RU	$	[***]
BLC 6012-01 High Capacity Chassis - integrated wiring	BLC 6012 High Capacity CO Chassis with integrated backplane wiring: capacity for 12 blades, 12RU	$	[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

EXHIBIT B

TECHNOLOGY DELIVERABLES

1. Technology Deliverables

Technology Deliverables as defined in this Exhibit B identify the materials and information that Tellabs will need to receive from Occam to enable the manufacturing, marketing, sale, and support of the BLC Product both as branded as Tellabs product and Occam BLC product. The Technology Deliverables are divided into the categories defined below:

Manufacturing Deliverables – Occam product documentation materials and information that describe and define the fabrication, assembly, and final test of the BLC Products that Tellabs will manufacture. These materials include both the documentation and information for the fabrication of the BLC Products and test fixture(s) that are integral to the successful manufacturing of BLC Products.

Marketing and Sales Deliverables – Occam product descriptive materials including, but not limited to, electronic copies of product data sheets, applications notes, and customer documentation. Tellabs will be responsible for branding these materials prior to public distribution.

Support Deliverables – Occam product debug guides, field notifications, and support tools that are commonly used by Occam customer support staff.

In general and unless precluded from making changes as specified in this Agreement, Tellabs will make changes to these materials where necessary to reflect the branding of the BLC Product for sale by Tellabs. Where Tellabs is prohibited from making changes that are necessary to brand the BLC Product, Tellabs will deliver to Occam a Product Proposal Document (PPD) that defines the changes requested by Tellabs to complete the branding. Occam will respond to the PPD with a written acknowledgement of the product changes requested and a quotation detailing the cost in accordance with Exhibit E. As an example of changes that may be requested by Tellabs relevant to product branding, in accordance with Tellabs product naming conventions, will be changes to the initialization and log in banners displayed by the BLC Product.

2. Third Party Technology

None.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

EXHIBIT C

TECHNICAL SUPPORT

1. Tellabs Obligations

(a) Primary Responsibility for Technical Support. Tellabs shall provide primary technical support services to customers for BLC Products sold under this Agreement, including but not limited to the following:

(i) Provide Tier 1 and Tier 2 Support to customers as described in this Exhibit C;

(ii) Interface with Occam for Tier 3 Support as described in this Exhibit C;

(iii) Deliver onsite support resources to customers as required;

(iv) If possible, and with assistance from Occam Tier 3 Support, recreate and solve problems through use of equipment in Tellabs’ support lab; and

(v) Provide properly trained Tellabs technical staff to provide effective Tier 1 and Tier 2 Support to customers.

(b) Tier 1 Support. Tellabs shall provide all Tier 1 Support to customers. Tier 1 Support is defined as the initial response to customer queries and problem reporting. This involves collecting failure data, determining the event site, and collecting product and warranty information. Additionally Tier 1 Support begins the troubleshooting process to determine the appropriate resolution path.

(c) Tier 2 Support. Tellabs shall provide all Tier 2 Support to customers. Tier 2 Support is defined as the second phase of problem isolation, in which Tellabs shall work directly with the customer’s technical staff to perform troubleshooting processes. Tellabs shall use commercially reasonable efforts to identify, isolate, and resolve customer’s reported problem, including, but not limited to, repairing or replacing defective BLC Products.

(d) Problem Incident Tracking. Tellabs shall track problem incidents, equipment serial numbers, software revisions, and other pertinent technical support information. Tellabs shall provide quarterly reports to Occam detailing, at minimum, all reported problems by customer, including any engineering and quality complaints, defects identified, and resolutions provided. The format of such reports shall be as mutually agreed. Occam may request other reports from time to time and Tellabs will provide the reports upon a schedule and format to be mutually agreed upon by the parties.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

(e) Reference Materials. Tellabs shall utilize the Product Technology as its initial reference for the technical support activities described in this Exhibit C.

2.	Occam Obligations

(a) Installation Support. If requested by Tellabs, during the first customer installation of each type of BLC Product sold by Tellabs, Occam shall provide one person on-site to support and train Tellabs, at the applicable rate set forth in Exhibit E, for a period not greater than five (5) business days. Thereafter, Occam shall provide technical support in accordance with its Tier 3 Support obligations as described in this Exhibit C.

(b) Tier 3 Support. During the applicable warranty periods set forth in Section 11.2, Occam, or its designee, shall provide Tier 3 Support solely to Tellabs if Tellabs is not able to identify and resolve a customer reported problem that Tellabs reasonably believes Occam is responsible for under the product warranties in Section 11.2 of this Agreement. Occam shall have no responsibility with regard to support directly to any customer except as may be separately agreed to in writing by Occam. Tier 3 Support provided by Occam to Tellabs shall include the following:

(i) Technical Telephone Support. Occam, or its designee, shall provide telephone assistance with respect to the BLC Products within one (1) hour after Tellabs’ designated representative(s) contacts the Occam Customer Support Call Center at 805-692-2911 or such other telephone number as may be changed by Occam from time to time. Technical telephone support shall be available between 8:00 am and 5:00 pm Pacific Time, Monday through Friday, excluding US holidays. Tellabs’ personnel will provide a name, company name, and any applicable call back numbers at the time the call is placed. Occam shall provide Tellabs with a case number and assign it to an Occam technical support engineer. The information and level of detail Tellabs provides to Occam technical engineers will reduce the amount of time to troubleshoot Tellabs’ reported problem. Occam shall review Tellabs’ Tier 1 and Tier 2 Support troubleshooting methods and results to determine if the failure is covered by the product warranties under Section 11.2 of this Agreement. If covered by the product warranties, Occam shall work with Tellabs to suggest the proper course of action. Occam shall make reasonable efforts to track the reported problem and identify a reasonable workaround or resolution. Tellabs shall also report any engineering or quality complaints received by customer to Occam via the process described in Section 2(b) of this Exhibit C.

(ii) Email Support. Technical support not requiring a twenty-four (24) hour response may be requested via email at support@occam.com.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

(iii) On-Site Support. If a problem cannot be resolved via phone support, upon Tellabs’ request, Occam shall provide on-site support to perform additional troubleshooting, identification, and implementation of a resolution. Such on-site support shall be available on an as-available basis upon a schedule to be mutually agreed. If such on-site support is of a Tier 1 or Tier 2 Support nature, Tellabs shall bear the costs for such support at the applicable rates set forth in Exhibit E plus actual reasonable expenses. If the on-site support is determined to be of a Tier 3 Support nature, Occam shall bear its own respective costs for such services.

(iv) Failure Reports. Occam shall provide a report on any unit returned for repair. Such report shall state how the unit was tested, the nature of the defect or failure, if known, what corrective action was taken, and the final test results.

(v) Software Support. Tellabs may report bugs or malfunctions in the firmware to Occam by contacting the Occam Customer Support Call Center as described in Section 2(b)(i) of this Exhibit C. Occam shall make reasonable efforts to track the reported problem and identify a reasonable workaround or resolution, including bug fixes if deemed necessary, to bring such firmware into compliance with the applicable Technical Specifications as soon as reasonably possible. Any necessary firmware or software bug fixes will be provided to Tellabs for installation by Tellabs in the field. During the warranty period, Occam shall provide Tellabs with any bug fixes for the firmware, when and if available, as released by Occam and applicable to the BLC Products supplied. Occam shall provide Tellabs with hardware compatibility information applicable to any such firmware bug fix released.

(vi) Emergency Support. Upon request, Occam shall provide reasonable efforts to support Tellabs on a priority basis in the event of a BLC Product failure that causes an emergency “out of service” condition of a customer. Such support shall include telephone assistance and on-site support as mutually agreed. Tellabs shall bear the costs of such emergency support at the applicable rates set forth in Exhibit E.

(vii) Out-of-Warranty Support. Notwithstanding the foregoing, any out of warranty repair requested by Tellabs shall be performed at a cost based on the applicable rates set forth in Exhibit E.

(viii) Additional Support. Additional support services, that may be requested by Tellabs, and agreed to by Occam, that are for services other than Tier 3 Support as described in this Exhibit C shall be provided upon a schedule agreed to by the parties and at such rates set forth in Exhibit E. When such additional support services are requested, Occam will provide Tellabs an estimated price and also advise Tellabs of ordering and service completion procedures.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

3. Escalation Procedure

(a) Occam. At any time, Tellabs may contact the Occam Customer Call Center at 1 805 692 2911 to request escalation of a technical issue or previously reported problem. Upon receipt of such escalation request, the Occam Customer Call Center shall route the caller to an appropriate individual or provide contact information to Tellabs as necessary.

(b) Tellabs. At any time, Occam may contact the Tellabs Customer Call Center at 1 800-690-2324 to request escalation of a technical issue or previously reported problem. Upon receipt of such escalation request, the Tellabs Customer Call Center shall route the caller to an appropriate individual or provide contact information to Occam as necessary. Any customer that initially contacts Occam as its initial line of support shall be referred by Occam to Tellabs at the number above.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

EXHIBIT D

CUSTOMERS AND TERRITORY

1. Category 1 Customers: The RBOC Customers (as defined below) and Sprint North Supply Company.

2. Category 2 Customers. Aliant Inc.; ALLTEL Communications Products, Inc.; CenturyTel, Inc.; Citizens Communications Company (Stamford, CT); Grande Communications, Inc.; Manitoba Telecom Services, Inc.; Northwestel, Inc.; Saskatchewan Telecommunications, Inc.; TELUS Corporation; CODETEL International Communications Inc.; Compania Dominicana de Telefonos, C. por A. (CODETELI); Operaclora de Procesamiento de Informacion y Telefonia, C. por A. (OPITEL); GTE Dominican Republic Holdings LLC; and Compania Anonima Nacional Telefonos de Venezuela (CANTV) Informatica y Telecomunicaciones, C. por A.

3. RBOC Customers. BellSouth Corporation; SBC Services, Inc.; and Telesector Resources Group, Inc., d/b/a Verizon Services Group (“Verizon”), which for the purposes of this Agreement shall be comprised of itself and the following subsidiaries (each a “Verizon Subsidiary”): CODETEL International Communications Inc.; Compania Dominicana de Telefonos, C. por A. (CODETELI); Operaclora de Procesamiento de Informacion y Telefonia, C. por A. (OPITEL); GTE Dominican Republic Holdings LLC; and Compania Anonima Nacional Telefonos de Venezuela (CANTV) Informatica y Telecomunicaciones, C. por A.

If Tellabs achieves the Lab Trial Milestone or Purchase Commitment Milestone with Verizon, Tellabs will be deemed to have achieved the Lab Trial Milestone or Purchase Commitment Milestone with respect to Verizon and all Verizon Subsidiaries. However, if Tellabs achieves the Lab Trial Milestone or Purchase Commitment Milestone with one or more specific Verizon Subsidiaries but not Verizon, Tellabs will be deemed to have achieved the Lab Trial Milestone or Purchase Commitment Milestone only with respect to the specific Verizon Subsidiaries, but not Verizon.

4. Territory. Canada and the United States of America, including the District of Columbia and excluding all territories, freely associated states, and outlying areas.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

EXHIBIT E

RATE SHEET

The following rates are current as of the Effective Date. Occam may increase one or more of the following rates by providing written notice of the increased rate to Tellabs at least thirty (30) days before the increased rate takes effect. During any year of this Agreement, Occam may not increase a rate by a percentage that is greater than the percentage increase in the unadjusted Consumer Price Index for All Urban Consumers, as reported by the Bureau of Labor Statistics, U.S. Department of Labor (“CPI”). The percentage increase in the CPI will be determined based on the percentage difference between the reported CPI as of the most recent anniversary of the Effective Date and the reported CPI as of the second most recent anniversary of the Effective Date (or as of the Effective Date if compared to the first anniversary of the Effective Date).

Design Engineer (Hardware, Software, Mechanical, etc.): [***].

Technician (Design, Cust. Support, Repair, Test, etc.), Sales Eng., Trainer, Program Mgmt.: [***].

Administrative and Production: [***].

Materials and Direct Costs (equipment rentals, direct invoices from suppliers, etc.): [***].

Travel: actual reasonable travel and personal (e.g., lodging, meals) expenses.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

EXHIBIT F

GUIDELINES FOR TRAIN-THE-TRAINER INSTRUCTION

For each course developed by Occam and passed through to Tellabs, Occam will also provide Train-the-Trainer course materials to Tellabs which shall include but need not be limited to the following:

•	Normal Presentation of Course Material

•	Discussion of Course Development Methodology

•	Instructor Guide

•	Teachbacks

Course Development shall be vetted through a standard ISD process such as A.D.D.I.E.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

EXHIBIT G

THREE PARTY

ESCROW SERVICE AGREEMENT

1.	Introduction.

This Escrow Service Agreement (the “Agreement”) is entered into by and between Occam Networks, Inc., located at 77 Robin Hill Road, Santa Barbara, CA 93117 ( ☒ Depositor - OR - ☐ Beneficiary) and its affiliates and subsidiaries, and by any additional party signing the Acceptance Form attached as Exhibit D to this Agreement (☐ Depositor - OR - ☒ Beneficiary) and by Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”) on this      day of                     , 200_ (the “Effective Date”). Beneficiary, Depositor, and Iron Mountain may be referred to individually as a “Party” or collectively as the “Parties” throughout this Agreement.

The use of the term “Services” in this Agreement shall refer to Iron Mountain Services that facilitate the creation, management, and enforcement of software and/or other technology escrow accounts as described in Exhibit A attached hereto. A Party shall request Services under this Agreement (i) by submitting a work request associated for certain Iron Mountain Escrow Services via the online portal maintained at the Website located at www.ironmountainconnect.com or any other Websites or Web pages owned or controlled by Iron Mountain that are linked to that Website (collectively the “Iron Mountain Website”), or (ii) by submitting a written work request attached hereto as Exhibit A (each, individually, a “Work Request”). The Parties desire this Agreement to be supplementary to the agreement between Depositor and Beneficiary directing them to enter into this Agreement (“License Agreement”) and pursuant to Chapter 11 United States [Bankruptcy] Code, Section 365(n).

2.	Depositor Responsibilities.

(a)	Depositor shall provide all information designated as required to fulfill a Work Request (“Required Information”) and may also provide other information (“Optional Information”) at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b)	Depositor must authorize and designate one or more persons whose action(s) will legally bind the Depositor (“Authorized Persons” who shall be identified in the Authorized Persons/Notices Table of this Agreement) and who may manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Depositor Information”).

(c)	Depositor shall make an initial deposit that is complete and functional of all proprietary technology and other materials covered under this Agreement (“Deposit Material”) to Iron Mountain within ninety (90) days of the Effective Date. Depositor may also update Deposit Material from time to time during the Term of this Agreement provided a minimum of one (1) complete and functional copy of Deposit Material is deposited with Iron Mountain at all times. At the time of each deposit or update, Depositor will provide an accurate and complete description of all Deposit Material sent to Iron Mountain via the Iron Mountain Website or using the form attached hereto as Exhibit B.

(d)	Depositor consents to Iron Mountain’s performance of any level(s) of Verification Services described in Exhibit A attached hereto and further consents to Iron Mountain’s use of a subcontractor to provide such Services as needed.

(i)	As of the date of their deposit, Depositor lawfully possesses all Deposit Material provided to Iron Mountain under this Agreement free of any liens or encumbrances will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement. Any Deposit Material liens or encumbrances made after their deposit will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement;

(ii)	All Deposit Material is readable and useable in its then current form; if any portion of such Deposit Material is encrypted the necessary decryption tools and keys to read such material are deposited contemporaneously;

(iii)	All Deposit Material is provided with rights to Iron Mountain whom will verify such proprietary technology and materials upon receipt of a Work Request for such Services; and

(iv)	Depositor represents that, to its knowledge, Iron Mountain’s use of the Deposit Material or other materials supplied by Depositor to perform the Verification Services described in Exhibit A is lawful and does not violate the rights of any third parties. Depositor agrees to use commercially reasonable efforts to provide Iron Mountain with any necessary use rights or permissions to use materials necessary to perform Verification of the Deposit Material. Depositor agrees to reasonably cooperate with Iron Mountain by providing its facilities, computer software systems, and technical personnel for Verification Services whenever reasonably necessary.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

3.	Beneficiary Responsibilities.

(a)	Beneficiary shall provide all information designated as required to fulfill a Work Request (“Required Information”) and may also provide other information (“Optional Information”) at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b)	Beneficiary must authorize and designate one or more persons whose action(s) will legally bind the Beneficiary (“Authorized Persons” who shall be identified in the Authorized Persons/Notices Table of this Agreement) who shall manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Beneficiary Information”).

(c)	Beneficiary is responsible for verifying the completeness and/or functionality of all Deposit Material. Beneficiary may submit a Verification Work Request to Iron Mountain for one of more of the Services defined in Exhibit A attached hereto and further consents to Iron Mountain’s use of a subcontractor if needed to provide such Services.

(d)	Beneficiary represents that, to its knowledge, Iron Mountain’s use of any materials supplied by Beneficiary to perform the Services the Verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

4.	Iron Mountain Responsibilities.

(a)	Iron Mountain agrees to use commercially reasonable efforts to provide the Services requested by authorized Depositor and Beneficiary representatives in a Work Request. Iron Mountain may reject a Work Request (in whole or in part) that does not contain all Required Information at any time upon notification to the Party originating the Work Request.

(b)	Iron Mountain will conduct a deposit inspection upon receipt of any Deposit Material and associated Exhibit B. If Iron Mountain determines that the Deposit Material does not match the description provided by Depositor represented in Exhibit B attached hereto, Iron Mountain will provide Depositor with notice by electronic mail, telephone, or regular mail of such discrepancies. Iron Mountain will work directly with the Depositor to resolve any such discrepancies prior to accepting Deposit Material. Iron Mountain will provide Depositor with notice from time to time during the first ninety (90) days from the Effective date as a reminder that submission of initial Deposit Material is required.

(c)	Iron Mountain will provide notice by electronic mail, telephone, or regular mail to the Beneficiary of all Deposit Material that is accepted and deposited into the escrow account under this Agreement.

(d)	Iron Mountain will work with a Party who submits any Verification Work Request for Deposit Material covered under this Agreement to develop a custom Statement of Work (“SOW”). Iron Mountain, Depositor, and Beneficiary will mutually agree in writing to an SOW on the following terms and conditions that include but are not limited to: description of Deposit Material to be tested; description of Verification testing; requesting Party responsibilities; Iron Mountain responsibilities; Service Fees; invoice payment instructions; designation of the Paying Party; designation of authorized SOW representatives for both the requesting Party and Iron Mountain with name and contact information; and description of any final deliverables prior to the start of any fulfillment activity. After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties, in accordance with the change control procedures set forth therein.

(e)	Iron Mountain will hold and protect all Deposit Material in physical and/or electronic vaults that are either owned or under the direct control of Iron Mountain.

(f)	Iron Mountain will permit the replacement and/or removal of previously submitted Deposit Material upon Work Request that may be subject to the written joint instructions of the Depositor and Beneficiary.

(g)	Iron Mountain will strictly follow the procedures set forth in Exhibit C attached hereto to process any Beneficiary Work Request to release Deposit Material.

(h)	Iron Mountain retains the right to terminate this Agreement, return all Deposit Material submitted by Depositor and retain all accrued Services Fees paid hereunder if Depositor is not able – within a reasonable time – to provide an Exhibit B that matches Deposit Material received by Iron Mountain.

5.	Payment.

The Paying Party shall pay to Iron Mountain all fees as set forth in the Work Request form attached hereto as Exhibit A (“Service Fees”). Except as set forth below, all Service Fees are due to Iron Mountain within thirty (30) calendar days

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from the date of invoice in U.S. currency and are non-refundable. If Iron Mountain rejects all or part of a Work Request, Iron Mountain shall refund any collected Service Fees associated with such rejected Work Request within sixty (60) calendar days of notice of the rejection. Iron Mountain may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the Term of this Agreement. The Paying Party is liable for any taxes related to Services purchased under this Agreement or shall present to Iron Mountain an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible. Any Service Fees not collected by Iron Mountain when due shall bear interest until paid at a rate of 1.25% per month (15% per annum) or the maximum rate permitted by law, whichever is less. Delinquent accounts may be referred to a collection agency at the sole discretion of Iron Mountain. Notwithstanding, the non-performance of any obligations of Depositor to deliver Deposit Material under the License Agreement or this Agreement, Iron Mountain is entitled to be paid all Service fees that accrue during the Term of this Agreement. All Service Fees will not be subject to offset except as specifically provided hereunder.

6.	Term and Termination.

(a)	The “Term” of this Agreement is for a period of one (1) year from the Effective Date and will continue in full force and effect until one of the following events occur: (i) Depositor and Beneficiary provide joint written instructions of their intent to cancel this Agreement within sixty (60) days to Iron Mountain; (ii) Beneficiary provides a sixty (60) day written notice regarding cancellation of this Agreement to both Depositor and Iron Mountain; (iii) Iron Mountain provides a sixty (60) day written notice to the Depositor and Beneficiary authorized persons that they can no longer perform the Services under this Agreement; or (iv) either Beneficiary or Depositor provides written notice to Iron Mountain regarding termination or expiration of the License Agreement.

(b)	Depositor and Beneficiary may provide Iron Mountain with joint written instructions authorizing Iron Mountain to forward the Deposit Material to another escrow company and/or agent or other designated recipient. If Iron Mountain does not receive said joint written instructions within sixty-(60) calendar days of the date of Iron Mountain’s written termination notice, then Iron Mountain shall destroy or return the Deposit Material.

(c)	In the event of the nonpayment of Service Fees owed to Iron Mountain, Iron Mountain shall provide all Parties to this Agreement with notice by electronic mail and/or regular mail. Any Party to this Agreement shall have the right to make the payment to Iron Mountain to cure the default. If the past due payment is not received in full by Iron Mountain within thirty (30) calendar days of the date of such notice, then Iron Mountain shall have the right to terminate this Agreement at any time thereafter by sending notice by electronic mail and/or regular mail of termination to all Parties. Iron Mountain shall have no obligation to take any action under this Agreement so long as any Iron Mountain invoice issued for Services rendered under this Agreement remains uncollected.

7.	General Indemnity.

Each Party shall defend, indemnify and hold harmless the others, their corporate affiliates and their respective officers, directors, employees, and agents and their respective successors and assigns from and against any and all claims, losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys’ fees), arising under this Agreement from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them.

8.	Warranties.

(a)	Iron Mountain. ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER. EXCEPT AS SPECIFIED IN THIS SECTION, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. AN AGGRIEVED PARTY MUST NOTIFY IRON MOUNTAIN PROMPTLY OF ANY CLAIMED BREACH OF ANY WARRANTIES AND SUCH PARTY’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY SHALL BE RETURN OF THE PORTION OF THE FEES PAID TO IRON MOUNTAIN BY PAYING PARTY FOR SUCH NON-CONFORMING SERVICES. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE. THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN SECTION 11 HEREOF.

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(b)	Depositor. Depositor warrants that all Depositor Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor Information during the Term of this Agreement.

(c)	Beneficiary. Beneficiary warrants that all Beneficiary Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary Information during the Term of this Agreement.

9.	Insurance.

Iron Mountain shall, at its sole cost and expense, throughout the term of this Agreement, procure and maintain in full force and effect, the following insurance coverage, with an insurance carrier that is rated B+ or better by A.M. Best.

TYPE OF INSURANCE	COVERAGE AMOUNT	TYPE OF INSURANCE	COVERAGE AMOUNT
General Liability	$2,000,000 General Aggregate	Crime Insurance	$2,000,000 Each Occurrence
General Liability	$1,000,000 Each Occurrence	Umbrella Coverage	$5,000,000 General Aggregate
Professional Liability	$1,000,000 Each Occurrence

All certificates of insurance shall name the Parties as additional beneficiaries with respect to General Liability coverage. All certificates of insurance shall require that the Parties be provided with advance written notice of cancellation of the stated coverage, and Iron Mountain shall request that its insurer use its best efforts to provide at least thirty (30) days’ advance written notification of such cancellation.

10.	Confidential Information.

Iron Mountain shall have the obligation to reasonably protect the confidentiality of the Deposit Material. Except as provided in this Agreement Iron Mountain shall not disclose, transfer, make available or use the Deposit Material. Iron Mountain shall not disclose the terms of this Agreement to any third party. If Iron Mountain receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Material, Iron Mountain will immediately notify the Parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Beneficiary to challenge any such order; provided, however, that Iron Mountain does not waive its rights to present its position with respect to any such order. Iron Mountain will not be required to disobey any order from a court or other judicial tribunal, including, but not limited to, notices delivered pursuant to Section 13(g) below.

11.	Limitation of Liability.

ALL LIABILITY, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF ANY PARTY TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT EQUAL TO THE FEES PAID OR OWED TO IRON MOUNTAIN UNDER THIS AGREEMENT. IF CLAIM OR LOSS IS MADE IN RELATION TO A SPECIFIC DEPOSIT OR DEPOSITS, SUCH LIABILITY SHALL BE LIMITED TO THE FEES RELATED SPECIFICALLY TO SUCH DEPOSITS. THIS LIMIT SHALL NOT APPLY TO ANY PARTY FOR: (I) ANY CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT; (II) LIABILITY FOR DEATH OR BODILY INJURY; (III) DAMAGE TO TANGIBLE PROPERTY (EXCLUDING THE DEPOSIT ITEMS); (IV) THEFT; (V) PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; OR (VI) A BREACH OF SECTION 4(G) OR SECTION 10.

12.	Consequential Damages Waiver.

EXCEPT FOR A BREACH OF SECTION 10, IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR INFORMATION, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

13.	General.

(a)	Incorporation of Work Requests. All Depositor and/or Beneficiary Work Requests are incorporated into this Agreement.

(b)	Purchase Orders. The terms and conditions of this Agreement prevail regardless of any conflicting or additional terms on any Purchase Order or other correspondence. Any contingencies or additional terms contained on any Purchase Order are not binding upon Iron Mountain. All Purchase Orders are subject to approval and acceptance by Iron Mountain.

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(c)	Right to Make Copies. Iron Mountain shall have the right to make copies of all Deposit Material as reasonably necessary to perform this Agreement. Iron Mountain shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on Deposit Material onto any copies made by Iron Mountain. Any copying expenses incurred by Iron Mountain as a result of a Work Request to copy will be borne by the Party requesting the copies. Iron Mountain may request Depositor’s reasonable cooperation in promptly copying Deposit Material in order for Iron Mountain to perform this Agreement.

(d)	Choice of Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflicts of laws.

(e)	Right to Rely on Instructions. Iron Mountain may act in reliance upon any instruction, instrument, or signature reasonably believed by Iron Mountain to be genuine. Iron Mountain may assume that any Authorized Person of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Iron Mountain will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document from an Authorized Person of a Party. Iron Mountain shall not be responsible for failure to act as a result of causes beyond the reasonable control of Iron Mountain.

(f)	Force Majeure. Except for the obligation to pay monies due and owing, no Party shall be liable for any delay or failure in performance due to events outside the defaulting Party’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

(g)	Notices. All notices regarding Exhibit C shall be sent by commercial express mail. All other correspondence, including invoices, payments, and other documents and communications, shall be sent by (i) electronic mail; (ii) via regular mail to the Parties at the addresses specified in the Authorized Persons/Notices Table which shall include the title(s) of the individual(s) authorized to receive notices; or (iii) via the online portal maintained at the Iron Mountain Website. It shall be the responsibility of the Parties to notify each other as provided in this Section in the event of a change of physical or e-mail addresses. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice or last known address of the other Parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by electronic mail, the postal authorities by mail, through messenger or commercial express delivery services.

(h)	No Waiver. No waiver of rights under this Agreement by any Party shall constitute a subsequent waiver of this or any other right under this Agreement.

(i)	Assignment. No assignment of this Agreement by Depositor and/or Beneficiary or any rights or obligations of Depositor and/or Beneficiary under this Agreement is permitted without the written consent of Iron Mountain, which shall not be unreasonably withheld or delayed.

(j)	Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by notice to the others.

(k)	Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that Iron Mountain’s relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(l)	Attorneys’ Fees. In any suit or proceeding between the Parties relating to this Agreement, the prevailing Party will have the right to recover from the other(s) it’s costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

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(m)	No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(n)	Disputes. Any dispute, difference or question relating to or arising among any of the Parties concerning the construction, meaning, effect or implementation of this Agreement will be submitted to, and settled by arbitration by a single arbitrator chosen by the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply California law. Unless otherwise agreed by the Parties, arbitration will take place in San Francisco, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by regular mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address. If however, Depositor and/or Beneficiary refuse to submit to arbitration, the matter shall not be submitted to arbitration and Iron Mountain may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Unless adjudged otherwise, any costs of arbitration incurred by Iron Mountain, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Beneficiary.

(o)	Regulations. All Parties are responsible for and warrant - to the extent of their individual actions or omissions - compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re-export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement.

(p)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(q)	Survival. Sections 6 (Term and Termination), 7 (General Indemnity), 8 (Warranties), 10 (Confidential Information), 11 (Limitation of Liability), 12 (Consequential Damages Waiver), and 13 (General) of this Agreement shall survive termination of this Agreement or any Exhibit attached hereto.

NOTE: SIGNATURE BLOCKS, AUTHORIZED PERSON NOTICES TABLE, AND BILLING CONTACT INFORMATION TABLE

FOLLOW ON THE NEXT PAGE

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The Parties agree that this Agreement is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.

If contracting electronically via the online portal, clicking the “I Accept” button displayed as part of the ordering process, evidences ☐ DEPOSITOR’s or ☐ BENEFICIARY’s agreement to the preceding terms and conditions (the “Agreement”). If you are entering into this Agreement via the online portal on behalf of a company or other legal entity, you represent that you have the authority to bind such entity to these terms and conditions, in which case the terms “you” or “your” shall refer to such entity. If you do not have such authority, or if you do not agree with these terms and conditions, you must select the “I Decline” button.

CHOOSE ONE: ☒ DEPOSITOR or ☐ BENEFICIARY

SIGNATURE:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS

IRON MOUNTAIN INTELLECTUAL
PROPERTY MANAGEMENT, INC.
SIGNATURE:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS:	ipmcontracts@ironmountain.com

AUTHORIZED PERSON/NOTICES TABLE

Please provide the name and contact information of the Authorized Person under this Agreement. All Notices will be sent to this individual at the address set forth below.

PRINT NAME:
TITLE:
EMAIL ADDRESS
STREET ADDRESS 1
PROVINCE/CITY/STATE
POSTAL/ZIP CODE
PHONE NUMBER
FAX NUMBER

BILLING CONTACT INFORMATION TABLE

Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent to this individual at the address set forth below.

PRINT NAME:
TITLE:
EMAIL ADDRESS
STREET ADDRESS 1
PROVINCE/CITY/STATE
POSTAL/ZIP CODE
PHONE NUMBER
FAX NUMBER

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IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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EXHIBIT A

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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ESCROW SERVICE WORK REQUEST

SERVICE Check box (es) to order service	SERVICE DESCRIPTION	ONE-TIME FEES	ANNUAL FEES	PAYING PARTY Check box to identify the Paying Party for each service below.
☐ Add and Manage Escrow Account

Iron Mountain will open a new escrow deposit account that includes a minimum of one (1) Depositor and one (1) complete set of Deposit Material. All Deposit Material will be securely stored in controlled vaults that are owned and/or operated by Iron Mountain. Account services include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management and submission of electronic Work Requests, and secure destruction of deposit materials upon account closure.

Iron Mountain will assign a primary and secondary Client Manager for each escrow account. These Managers will provide client training from time to time to facilitate secure Internet access to escrow account(s). Assigned Managers will also ensure timely fulfillment of client Work Requests (e.g., deposit updates, new beneficiary enrollment) and communication of status.

		$1,050	$950	☐ Depositor - OR - ☐ Beneficiary

☐ Add Premium Service Package	Includes: automated notification of deposit activity as well as deposit update notices; deletion of one or more previous unique deposits if there are multiple deposits within an existing escrow account (one complete unique deposit must be maintained at all times). Iron Mountain will identify a specific deposit by the previously submitted Exhibit B information and either securely destroy or return the Deposit Material via commercial express mail carrier as instructed. Iron Mountain may require Joint Instructions from the Depositor and Beneficiary to fulfill such a Work Request.	N/A	$350	☐ Depositor - OR - ☐ Beneficiary

☐ Add Beneficiary or Depositor	Iron Mountain will fulfill a Work Request to add a new Beneficiary or Depositor to an escrow account, where possible, and provide notice as appropriate to all relevant Parties.	N/A	$650	☐ Depositor - OR - ☐ Beneficiary

☐ Add Initial Verification of Deposit Material	Iron Mountain will fulfill a Work Request to perform initial Verification Services, which includes a final report sent to Client, on Deposit Material to ensure consistency between Depositor’s representations (i.e., Exhibit B and Supplementary Questionnaire) and stored Deposit Material. For a more detailed description see Verification Services Options below.	N/A	$800	☐ Depositor - OR - ☐ Beneficiary

☐ Add Custom Verification of Deposit Material	Iron Mountain will fulfill a Work Request to perform one or more levels of custom Verification Services, which includes a final report sent to Client, on Deposit Material. Client and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment. For a more detailed description see Verification Services Options below.	Custom Quote Based on SOW	Custom Quote Based on SOW	☐ Depositor - OR - ☐ Beneficiary

☐ Add Dual Vaulting	Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement. Duplicate storage request may be in the form of either physical media or electronic storage.	N/A	$500	☐ Depositor - OR - ☐ Beneficiary

☐ Release Deposit Material	Iron Mountain will process a Work Request to release Deposit Material by following the specific procedures defined in Exhibit C “Release of Deposit Materials” the Escrow Service Agreement.	$500	N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Add Custom Services	Iron Mountain will provide its Escrow Expert™ consulting Services (e.g., licensing escrow strategy development, dual/remote vaulting, account consolidation) based on a custom SOW mutually agreed to by all Parties.	$150/hour	N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Delete Account	Iron Mountain will fulfill a Work Request to terminate an existing escrow account by providing notice to all Parties to the Agreement, removing Deposit Material from the vault and then either securely destroying or returning the Deposit Material via commercial express mail carrier as instructed. All accrued Services Fees must be collected by Iron Mountain prior to completing fulfillment to terminate an existing escrow account.	No Charge	No Charge	No Charge

Upon Escrow Service Agreement execution, please provide your initials below in the appropriate location to indicate your acceptance of this Escrow Services Work Request inclusive of agreed Services pricing and indication of which Party is financially responsible for payment of specific Services.

☐ DEPOSITOR or ☐ BENEFICIARY INITIALS

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Note: Clients may submit Work Requests electronically through their escrow account online OR may complete this form along with any other supporting exhibits required and email and/or fax this Work Request to their assigned Client Manager at Iron Mountain for fulfillment.

VERIFICATION SERVICES OPTIONS

1.	Initial Verification - Consistency.

1.1.	Iron Mountain shall perform an initial verification (“Initial Verification”) of the Deposit Material upon receipt of the first deposit and for each update. To help perform this evaluation, Iron Mountain will examine the Exhibit B, and request that the Depositor complete an Escrow Deposit Questionnaire. Iron Mountain will then analyze the Escrow Deposit Questionnaire and Exhibit B, prepare and deliver a report to Depositor and Beneficiary containing its finding(s) and opinion(s) as to the Deposit consistency based on the information supplied. Iron Mountain’s report will include information regarding:

1.1.1.	The hardware and software configuration(s) needed to read the Deposit Material media associated with the Exhibit B;

1.1.2.	The software needed to interpret the data read from the media (i.e. Zip, tar, cvs type files); and

1.1.3.	The hardware and software configurations needed to compile the software product defined by the Exhibit B.

1.2.	Iron Mountain’s Systems Analysts will also be available to discuss the Initial Verification’s technical consistency evaluation and other deposit Verification issues. Iron Mountain’s higher levels of Verification address issues of readability, inventory, ability to be compiled or other testing as requested by a Party.

2.	Level One (1) - Inventory.

2.1.	This series of Verification tests provides insight into whether the necessary information required to recreate the Depositor’s development environment has been properly stored in escrow. These tests detect errors that often inhibit effective use of the escrow deposit.

2.2.	Steps include: Analyzing deposit media readability, virus scanning, developing file classification tables, identifying the presence/absence of build instructions, and identifying materials required to recreate the Depositor’s software development environment.

2.3.	Deliverables: At completion of testing, Iron Mountain will distribute a report to Beneficiary detailing Iron Mountain’s investigation. This report will include build instructions, file classification tables and listings. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-Party software, libraries, operating systems, and hardware, as well as Iron Mountain’s analysis of the deposit. When identifying materials required to re-create Depositor’s software development environment, Iron Mountain will rely on information provided in Depositor’s completed questionnaire (obtained via a Iron Mountain Verification representative) and/or information gathered during Iron Mountain’s testing experience.

3.	Level Two (2) – Build.

3.1.	This series of tests includes a standard effort to compile the Deposit Material and build executable code.

3.2.	Steps include: Recreating the Depositor’s software development environment, compiling source files and modules, linking libraries and recreating executable code.

3.3.	Deliverables: Iron Mountain will provide a report detailing the steps necessary to recreate the software/hardware development environment, problems encountered with testing, and Iron Mountain’s analysis of the deposit.

4.	Level Three (3) - Validation.

4.1.	Level III Verification consists of testing the functionality of the compiled Deposit Material (in a production setting or similar environment) and can be accomplished through one of the following three options:

4.1.1.	Option A – With the Depositor’s approval, executables created by Iron Mountain during Level II testing are provided to the Beneficiary for functionality testing.

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4.1.2.	Option B – The Beneficiary provides Iron Mountain with a copy of its licensed executables. Iron Mountain compares the executables created during Level II testing with the licensed executables and provides a comparison report to all Parties.

4.1.3.	Option C – Iron Mountain recreates the runtime environment for the licensed technology and installs the executables created during the Level II testing into that environment. (The environment is generally “scaled down” from the actual live environment.) Iron Mountain then runs test scripts supplied by the Beneficiary and provides a report of the test results to all Parties. This may require Depositor approval.

4.1.4.	Services may be provided by Iron Mountain or individuals or organizations employed by or under contract with Iron Mountain, at the discretion of Iron Mountain.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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EXHIBIT B

DEPOSIT MATERIAL DESCRIPTION

COMPANY NAME:

DEPOSIT NAME                                  AND DEPOSIT VERSION              (Deposit Name will appear in account history reports)

DEPOSIT MEDIA (PLEASE LABEL ALL MEDIA WITH THE DEPOSIT NAME PROVIDED ABOVE)

MEDIA TYPE	QUANTITY	MEDIA TYPE	QUANTITY
☐ Internet File Transfer	N/A	☐ 3.5” Floppy Disk
☐ CD-ROM / DVD		☐ Documentation
☐ DLT Tape		☐ Hard Drive / CPU
☐ DAT Tape		☐ Circuit Board

☐ Other (describe here):

DEPOSIT ENCRYPTION (Please check either “Yes” or “No” below and complete as appropriate)

Is the media or are any of the files encrypted? ☐ Yes or ☐ No

If yes, please include any passwords and decryption tools description below. Please also deposit all necessary encryption software with this deposit.

Encryption tool name___________________________________	Version__________________________________________
Hardware required_______________________________________________________________________________________
Software required_______________________________________________________________________________________
Other required information________________________________________________________________________________

DEPOSIT CERTIFICATION (Please check the box below to Certify and Provide your Contact Information)

☐ I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below.	☐ Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies.

NAME:	NAME:
DATE:	DATE:
EMAIL ADDRESS:
TELEPHONE NUMBER:
FAX NUMBER:

Note: If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:

Iron Mountain Intellectual Property Management, Inc.

Attn: Vault Administration

2100 Norcross Parkway, Suite 150

Norcross, GA 30071

Telephone: (770) 239-9200

Facsimile:	(770) 239-9201

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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EXHIBIT C

RELEASE OF DEPOSIT MATERIAL

Iron Mountain will use the following procedures to process any Beneficiary Work Request to release Deposit Material.

1.	Release Conditions. Depositor and Beneficiary agree that Iron Mountain will provide notice via electronic mail and/or regular mail to the Depositor if a Beneficiary under this Agreement submits a Deposit Material release Work Request based on the condition defined as a “Release Condition” under the License Agreement.

2.	Release Work Request. If a Beneficiary in good faith believes that a Release Condition has occurred, the Beneficiary may submit a Work Request to Iron Mountain to release the Deposit Material covered under this Agreement. Iron Mountain will send a written notice of this Beneficiary Work Request within five (5) business days to the authorized Depositor representative(s).

3.	Contrary Instructions. From the date Iron Mountain mails written notice of the Beneficiary Work Request to release Deposit Material covered under this Agreement, Depositor representative(s) shall have fifteen (15) business days to deliver to Iron Mountain contrary instructions (“Contrary Instructions”). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Contrary Instructions shall be on company letterhead and signed by an authorized Depositor representative. Upon receipt of Contrary Instructions, Iron Mountain shall send a copy to an authorized Beneficiary representative by commercial express mail. Additionally, Iron Mountain shall notify both Depositor representative(s) and Beneficiary representative(s) that there is a dispute to be resolved pursuant to the Disputes provisions of this Agreement. Iron Mountain will continue to store Deposit Material without release pending (i) joint instructions from Depositor and Beneficiary that accept release of Deposit Material; or (ii) dispute resolution pursuant to the Disputes provisions of this Agreement; or (iii) receipt of an order from a court of competent jurisdiction.

4.	Release of Deposit Material. If Iron Mountain does not receive Contrary Instructions from an authorized Depositor representative, Iron Mountain is authorized to release Deposit Material to the Beneficiary or, if more than one Beneficiary is registered to the deposit, to release a copy of Deposit Material to the Beneficiary. Iron Mountain is entitled to receive any uncollected Service fees due Iron Mountain from the Beneficiary before fulfilling the Work Request to release Deposit Material covered under this Agreement. This Agreement will terminate upon the release of Deposit Material held by Iron Mountain.

5.	Right to Use Following Release. Beneficiary has the right to use the Deposit Material solely as specified in the License Agreement. Notwithstanding, the Beneficiary shall not have access to the Deposit Material unless there is a release of the Deposit Material in accordance with this Agreement. Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Material.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

EXHIBIT D

ENROLLMENT FORM

Depositor, Beneficiary and Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”), hereby acknowledge that                                                   is the ☐ Depositor or ☐ Beneficiary] referred to in the Escrow Agreement effective                    , 20             with Iron Mountain as the escrow agent and                                          is the ☐ Depositor or ☐ Beneficiary enrolling under this Agreement. ☐ Depositor or ☐ Beneficiary hereby agrees to be bound by all provisions of such Agreement.

Deposit Account Number

AUTHORIZED PERSON/NOTICES TABLE

Please provide the name and contact information of the Authorized Person under this Agreement. All Notices will be sent to this individual at the address set forth below.

PRINT NAME:
TITLE:
EMAIL ADDRESS
STREET ADDRESS 1
PROVINCE/CITY/STATE
POSTAL/ZIP CODE
PHONE NUMBER
FAX NUMBER

BILLING CONTACT INFORMATION TABLE

Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent to this individual at the address set forth below.

PRINT NAME:
TITLE:
EMAIL ADDRESS
STREET ADDRESS 1
PROVINCE/CITY/STATE
POSTAL/ZIP CODE
PHONE NUMBER
FAX NUMBER

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

NOTE: SIGNATURE BLOCKS, AUTHORIZED PERSON NOTICES TABLE, AND BILLING CONTACT INFORMATION TABLE FOLLOW ON THE NEXT PAGE NOTE: SIGNATURE BLOCKS, AUTHORIZED PERSON NOTICES TABLE, AND BILLING CONTACT INFORMATION TABLE FOLLOW ON THE NEXT PAGE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT

DEPOSITOR

SIGNATURE:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS

BENEFICIARY

SIGNATURE:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS:	ipmcontracts@ironmountain.com

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.